Filed Pursuant to Rule 424(b)(5)
Registration No. 333-153646

The information in this preliminary prospectus supplement is not complete and may be changed. We will amend and complete the information in this preliminary prospectus supplement. This preliminary prospectus supplement and the prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 31, 2010)

5,500,000 Convertible Preferred Units

(Initially Consisting of 5,500,000 Corporate Units)

Stanley Black & Decker, Inc.

Stanley Black & Decker, Inc. is offering 5,500,000 Convertible Preferred Units. Each Convertible Preferred Unit will have a stated amount of $100 and will consist of a purchase contract issued by us and, initially, a 1/10, or 10%, undivided beneficial ownership in a $1,000 principal amount     % junior subordinated note due November 17, 2018, issued by us, which we refer to as a “Corporate Unit.” We refer to the     % junior subordinated notes due November 17, 2018 as the “notes.”

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Each purchase contract will obligate you to purchase from us, on November 17, 2015, for a price of $100, one share of our    % Series B Perpetual Cumulative Convertible preferred stock, which we refer to as the “convertible preferred stock.” In certain circumstances, if you elect to settle the purchase contract early you will receive 0.85 shares of convertible preferred stock per purchase contract. We will pay you quarterly contract adjustment payments of     % per year on the stated amount of $100 per Convertible Preferred Unit, subject to our right to defer contract adjustment payments as described herein.

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The notes will bear interest at an initial rate of     % per annum, initially payable quarterly in arrears. The notes will initially be subordinated to all of our existing and future senior indebtedness (as defined in this prospectus supplement). In addition, the notes will be effectively subordinated to all obligations of our subsidiaries. Prior to the occurrence of a successful remarketing, we will have the right to defer interest payments on the notes one or more times for one or more consecutive interest periods without giving rise to an event of default. The notes will be remarketed as described in this prospectus supplement. In connection with any successful remarketing, we may modify certain terms of the notes, including the interest rate on the notes.

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Holders of the shares of our convertible preferred stock deliverable upon settlement of the purchase contract may at any time convert their convertible preferred stock into shares of our common stock (together with cash in lieu of any fractional shares) at a conversion rate of              shares of our common stock per share of convertible preferred stock, which is equivalent to a conversion price of approximately $             per share of common stock. We may elect to settle any such conversion occurring on or after November 17, 2015 in cash, shares of our common stock or a combination thereof. The conversion rate will be subject to adjustment as described herein. In addition, following a fundamental change, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its shares of convertible preferred stock in connection with such fundamental change.

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At any time on or after December 22, 2015, we may redeem the convertible preferred stock for cash at the redemption price described in this prospectus supplement. If we call the convertible preferred stock for redemption, holders may convert their shares of convertible preferred stock at any time prior to the close of business on the business day immediately preceding the redemption date.

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You can create Treasury Units from Corporate Units by substituting cash for your notes comprising a part of the Corporate Units, which will, except in limited circumstances, be invested by the collateral agent in qualifying Treasury securities (as defined in this prospectus supplement), and you can recreate Corporate Units by substituting your notes for the Treasury Unit collateral (as defined in this prospectus supplement) comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

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Your notes (or after a successful optional remarketing, the applicable ownership interest in a Treasury portfolio), Treasury Unit collateral or, in certain circumstances described herein, cash, as the case may be, that are components of Convertible Preferred Units will be pledged to us to secure your obligation under the related purchase contract.

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If there is a successful optional remarketing of the notes as described in this prospectus supplement, and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract. If there is a successful final remarketing or a successful triggered early remarketing of the notes, each as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SWK.” The reported last sale price of our common stock on the New York Stock Exchange on October 29, 2010 was $61.97 per share. We have applied for listing of the Convertible Preferred Units on the New York Stock Exchange under the symbol “SWU.” Prior to this offering, there has been no public market for the Corporate Units.

Investing in our Convertible Preferred Units involves risks. See “Risk Factors” beginning on page S-27.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Convertible Preferred Unit	Total
Initial public offering price	$ 100.00	$ 550,000,000
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Stanley Black & Decker, Inc.	$	$

The public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest attributable to the notes will accrue for purchasers in this offering from November     , 2010.

The underwriters may purchase up to an additional 825,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 12-day period beginning on the date of this prospectus supplement in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about November     , 2010.

Joint Book-Running Managers

BofA Merrill Lynch	Citi	J.P. Morgan	Morgan Stanley
Structuring Agent

November     , 2010

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you, and the documents they incorporate by reference. We have not authorized any other person to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the Convertible Preferred Units in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains the terms of this offering of Convertible Preferred Units. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information in this prospectus supplement under the caption “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our web site is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2010;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 from our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended April 3, 2010, July 3, 2010 and October 2, 2010;

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Current Reports on Form 8-K filed March 11, 2010, March 12, 2010 (2 separate reports filed on this date), April 13, 2010, May 20, 2010, May 28, 2010 (8-K/A), July 21, 2010 (8-K/A), July 29, 2010 and September 7, 2010;

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The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 1, 1985, as amended by Amendment No. 1 to Form 8-A filed March 12, 2010, and any future amendment or report filed for the purpose of updating such description;

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The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such description; and

•	Our definitive proxy statement filed with the SEC on February 2, 2010.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in any documents incorporated herein by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, any accompanying prospectus and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus supplement, the accompanying prospectus or any documents incorporated herein by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

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the risk that the cost savings and other synergies anticipated to be realized from our combination with The Black & Decker Corporation (the “merger”) (as well as future acquisitions) may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting associated costs;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•	inability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs;

S-v

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio;

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build a growth platform and market leadership in Convergent Securities Solutions;

•	inability to manage existing Sonitrol franchisee and Mac Tools distributor relationships;

•	failure of our efforts to expand our tools and security businesses;

•	failure to maintain continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant volumes of sales from our larger customers;

•	inability to maintain or improve production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

S-vi

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•	risks arising out of changes in environmental laws, including laws that may affect the content or production of our products;

•	the timing and extent of any inflation or deflation;

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the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound;

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the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

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inability to mitigate cost increases (such as customer price increases) generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or any documents incorporated herein by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Convertible Preferred Units. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year-ended January 2, 2010, our quarterly report on Form 10-Q for the quarter ended April 3, 2010, as may be supplemented by subsequently filed quarterly reports on Form 10-Q and, our proxy statement filed with the SEC on February 2, 2010, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Unless otherwise indicated, all references in this prospectus supplement to “the Company,” “Stanley,” “we,” “our,” “us,” or similar terms mean Stanley Black & Decker, Inc. and its subsidiaries.

The Company

Stanley Black & Decker, Inc. (formerly known as The Stanley Works) was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global supplier of hand tools, power tools and related accessories, industrial tools and products, mechanical access solutions and electronic security solutions.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

On March 12, 2010, we completed our combination with The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). Black & Decker, now our wholly owned subsidiary, is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems. With products and services marketed in over 100 countries, Black & Decker enjoys worldwide recognition of its strong brand names and a superior reputation for quality, design, innovation and value.

The Offering

For purposes of this “Offering” section of the prospectus supplement summary, “we,” “us,” “our,” or “the company” refers to Stanley Black & Decker, Inc., and not its consolidated subsidiaries.

Issuer	Stanley Black & Decker, Inc., a Connecticut corporation.

Securities Offered	5,500,000 Convertible Preferred Units (or 6,325,000 Convertible Preferred Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or Cash Settled Units as described below. The Convertible Preferred Units offered will initially consist of Corporate Units.

The Corporate Units	Each Corporate Unit consists of a purchase contract and, initially, a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount % junior subordinated note due November 17, 2018, which we refer to as a “note.” The notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The notes that are components of your Corporate Units will be owned by you, but initially will be pledged to us through the collateral agent to secure your obligations under the related purchase contract. They will be released from that pledge arrangement (1) following a successful remarketing as described under “Remarketing the Notes” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts” below or (5) following certain events of our bankruptcy, insolvency or reorganization.

Holders of Corporate Units will be entitled to receive, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2011, cash distributions consisting of interest payments on the notes (or distributions, if any, on the Treasury portfolio if the notes have been replaced by the Treasury portfolio) and contract adjustment payments payable by us, subject to our right to defer interest and contract adjustment payments as described below.

The Purchase Contracts

Settlement Rate	Each purchase contract that is a component of a Convertible Preferred Unit obligates you to purchase, and obligates us to sell, on the earlier of November 17, 2015, which we refer to as the “purchase contract settlement date,” and the triggered early settlement date (as defined below), for $100, one newly-issued share of our % Series B Perpetual Cumulative Convertible preferred stock, which we refer to as “convertible preferred stock,” subject to adjustment under certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts” below.

For a description of our convertible preferred stock, see “Description of the Convertible Preferred Stock” below.

Contract Adjustment Payments	Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of % per year on the stated amount of $100. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2011.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date or the triggered early settlement date (as defined below), as applicable; provided that upon a fundamental change early settlement or an early settlement of any purchase contract, each as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the quarterly payment date immediately preceding the early settlement date, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of     % per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, subject to the exceptions set forth under “Description of the Purchase Contracts — Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Convertible Preferred Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and an ownership interest in the Treasury Unit collateral. Promptly upon creation of a Treasury Unit, the collateral agent will, except in limited circumstances, upon our written direction, invest any cash substituted for notes in qualifying Treasury securities and promptly reinvest any cash proceeds of qualifying Treasury securities in other qualifying Treasury securities, as described in “Description of the Convertible Preferred Units — Creating Treasury Units by Substituting Cash for a Note.” The cash and/or qualifying Treasury securities then held by the collateral agent underlying the Treasury Units (which we refer to as the “Treasury Unit collateral”) will be owned by you, but will be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above, subject to our right to defer contract adjustment payments. On each contract adjustment payment date, any cash constituting Treasury Unit collateral in excess of $100 per Treasury Unit will be remitted to the holders of the Treasury Units on a pro rata basis. The holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold the notes.

Creating Treasury Units and Recreating Corporate Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the first day of a triggered early remarketing period or the final remarketing period, as applicable, to substitute for the related notes held by the collateral agent cash equal to the aggregate principal amount of the notes for which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units and the notes will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of a triggered early remarketing period or the final remarketing period, as applicable, to substitute for the related Treasury Unit collateral held by the collateral agent notes having a principal amount equal to $100 times the number of Treasury Units with respect to which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate Corporate Units, and the collateral agent will pay the holder cash for a pro rata portion of any cash then constituting

Treasury Unit collateral and the liquidation proceeds of any non-cash Treasury Unit collateral. After a successful remarketing, holders of Treasury Units may not recreate Corporate Units.

Cash Settled Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period or triggered early remarketing period, as applicable, to substitute for the related notes held by the collateral agent cash equal to the aggregate principal amount of the notes for which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the notes will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units or recreate Corporate Units.

Early Settlement of the Purchase Contracts at Your Option	You can settle a purchase contract for cash at any time prior to the second business day immediately preceding the purchase contract settlement date or the triggered early settlement date, as applicable, subject to certain exceptions and conditions described under “Description of the Purchase Contracts — Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of shares of convertible preferred stock equal to 85% of the number of purchase contracts tendered for early settlement. Holders of Corporate Units and Treasury Units may settle early, other than in connection with a fundamental change as described below, only in integral multiples of 20 Convertible Preferred Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only, other than in connection with a fundamental change, in integral multiples of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes).

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” at 100% of the settlement rate for the purchase contracts.

Unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of Corporate Units may settle early in connection with a Fundamental Change only in integral multiples of 10 Corporate Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of          Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes). Holders of Treasury Units may settle early in connection with a fundamental change only in integral multiples of 10 Treasury Units.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for the convertible preferred stock under the purchase contracts as follows:

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through the automatic application of the proceeds of a successful remarketing of the notes during the final remarketing period or triggered early remarketing period, as applicable, in the manner described in this prospectus supplement;

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through the automatic application of the proceeds of the Treasury Unit collateral, in the case of a Treasury Unit, the cash held by the collateral agent, in the case of a Cash Settled Unit, or the proceeds from the Treasury portfolio if it has replaced the notes underlying the Corporate Units in a successful optional remarketing;

•	through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

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through exercise of the put right as described below if no successful remarketing has occurred prior to the purchase contract settlement date or triggered early settlement date, as applicable, and none of the above events has taken place.

Termination	The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries).

The Notes

Interest	The notes will bear interest from the date of original issuance at the initial rate of % per annum, initially payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2011, subject to our right to defer interest payments described below. In connection with a successful remarketing, the interest rate on the notes may be reset, and interest on the notes will be payable semi-annually in arrears, commencing on one of those interest payment dates selected by us in consultation with the remarketing agent.

Deferral of Interest Payments	We may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods, provided that we may not defer any such interest payment beyond the earliest of (i) in the event of a successful final remarketing, the purchase contract settlement date, (ii) in the event of a successful triggered early remarketing, the triggered early settlement date, (iii) the fifth anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (iv) November 17, 2018. Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. We will not elect an optional remarketing as described below if we are then deferring interest on the notes. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash on the purchase contract settlement date to the holders of the notes as of the record date immediately preceding the purchase contract settlement date.

In addition, following a trigger event (as described below), we will either, at our election, pay all outstanding accrued and unpaid deferred interest (including compounded interest thereon) in cash or issue debt securities in an aggregate principal amount equal to the amount of such accrued and unpaid deferred interest (including compounded interest thereon). We refer to these securities as the “deferral securities.” The deferral securities will: (i) have a maturity date of November 17, 2018, (ii) bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed 15.00%), as determined by a nationally-recognized investment banking firm selected by us, (iii) rank on parity with the notes (as of their date of issuance and not taking into account the modifications to the ranking of the notes in connection with a successful remarketing), and (iv) be redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption. We will not have any right to defer payment of any accrued and unpaid interest on the deferral securities. See “Description of the Notes — Option to Defer Interest Payments.”

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, among other things, we will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing); (iii) make any contract adjustment payments; or (iv) make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing) subject to certain exceptions. See “Description of the Notes — Dividend and Other Payment Stoppages During Interest Deferral and under Certain Other Circumstances.”

In connection with a successful remarketing, we will remove the interest deferral terms of the notes as described under “Description of the Notes — Remarketing.”

The Reset Rate	In connection with a successful remarketing, the interest rate on the notes may be reset. The relevant reset rate will become effective on the settlement date of the remarketing, which will be, (i) in the case of an optional remarketing, the third business day following the optional remarketing date, (ii) in the case of the final remarketing period, the purchase contract settlement date and (iii) in the case of a triggered early remarketing period, the triggered early settlement date. The reset rate will be a fixed interest rate determined by the remarketing agent, in consultation with us, as the rate the notes should bear in order for the remarketing proceeds to equal (a) in the case of a final remarketing, at least 100% of the principal amount of the notes being remarketed, (b) in the case of an optional remarketing, for the remarketing proceeds to equal at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate notes purchase price (as defined in “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units”) for notes that are not included in Corporate Units whose holders have elected to participate in the remarketing, and (c) in the case of a triggered early remarketing, for the remarketing proceeds to equal at least 100% of the principal amount of the notes being remarketed plus accrued and unpaid interest thereon, but excluding all accrued and unpaid deferred interest, if any, and compounded interest thereon.

The interest rate on the notes will not be reset if there is not a successful remarketing. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

Maturity	The maturity date of the notes will be November 17, 2018.

Ranking	The notes will be our direct, unsecured general obligations and will be subordinated and junior in right of payment to our existing and future senior indebtedness (as defined under “Description of the Notes — Subordination”), to the extent and in the manner stated in the indenture. Senior indebtedness generally includes, and the notes will be junior to, obligations (other than non-recourse obligations) of, or guaranteed or assumed by, us for borrowed money or for the payment of money relating to any capitalized lease, or our indebtedness evidenced by bonds, debentures, notes and other similar instruments, but excluding our trade accounts payable and accrued liabilities arising in the ordinary course of business. The notes will initially rank equally in right of payment with all of our other junior subordinated debt, including our existing 5.902% junior subordinated debt securities.

As of October 2, 2010, we had $3,004.5 million in principal amount of outstanding indebtedness (excluding $305.7 million of short-term borrowings), $2,691.8 million of which was senior indebtedness and $312.7 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes. The notes are not obligations of, or guaranteed by, any of our subsidiaries. As a result, the notes are structurally subordinated to all debt and other liabilities (including guarantees) of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the notes would have any claims to those assets. As of October 2, 2010, our subsidiaries had approximately $6,542.6 million of liabilities (excluding affiliate liabilities owed to Stanley Black & Decker, Inc.), including approximately $2,356.2 million in principal amount of indebtedness (including guarantees) outstanding. See “Description of the Notes — Subordination.”

In connection with a successful remarketing, we will change the ranking of the notes such that they rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness.

Remarketing the Notes

Unless a trigger event (as defined below) has occurred, we may elect, at our option, to remarket the notes during a period (which we refer to as the “optional remarketing window”) beginning on and including August 12, 2015 and ending on and including October 27, 2015. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include the notes underlying the Corporate Units and separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.” Notwithstanding the foregoing, we may not elect to conduct optional remarketing if we are then deferring interest on the notes.

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for notes that are components of Corporate Units, equal to at least 100% of the aggregate purchase price for the Treasury portfolio and (ii) for remarketed notes that are not included in Corporate Units, equal to the separate notes purchase price (as defined in “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units”). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin an optional remarketing.

If the optional remarketing is successful, the interest rate on the notes will be reset on, and any other modifications to the terms of the notes will become effective on, the settlement date for such optional remarketing. The portion of the proceeds from the remarketing attributable to notes that were components of Corporate Units that is equal to the “Treasury portfolio purchase price,” as defined in “Description of the Purchase Contracts — Optional Remarketing,” will automatically be applied to purchase the Treasury portfolio. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed. This Treasury portfolio will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the principal amount of the substituted notes will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our convertible preferred stock under the purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts — Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the interest rate on the notes will not be reset, no other modifications to the terms of the notes will take effect, the notes (other than separate notes) will continue to be components of Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the notes during the final remarketing period as described below.

If the notes have not been successfully remarketed in the optional remarketing window and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the notes that are part of your Corporate Units, together with any separate notes that have been submitted for remarketing, will be remarketed during a five-business day remarketing period beginning on, and including, the seventh business day, and ending on, and including, the third business day, immediately preceding the purchase contract settlement date. We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the notes offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the notes underlying the Corporate Units and any separate notes whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful.

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least 100% of the principal amount of the notes being remarketed. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•

we will pay all accrued and unpaid deferred interest (including compounded interest thereon) in cash on the purchase contract settlement date to the holders of the notes as of the immediately preceding record date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the settlement date for the remarketing;

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the settlement date for the remarketing;

•	any other modified terms of the notes will take effect on the settlement date for the remarketing;

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our convertible preferred stock under the related purchase contracts on the purchase contract settlement date;

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•	any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, the interest rate on the notes will not be reset, other terms of the notes will not be modified and holders of all notes will have the right to put their notes to us on the purchase contract settlement date at a put price equal to $1,000 per note ($100 per applicable ownership interest) plus accrued and unpaid interest (including all accrued and unpaid deferred interest, if any, and compounded interest thereon), as described under “Put Option Upon Failed Remarketing or Failed Triggered Early Remarketing” below.

We refer to each optional remarketing, any triggered early remarketing described below and the final remarketing described below as a “remarketing.”

Early Settlement Upon a Trigger Event	If a “trigger event” as defined in “Description of the Purchase Contracts — Early Settlement Upon a Trigger Event” occurs prior to the first day in the optional remarketing window, all purchase contracts will mandatorily settle early on the date that is 25 days after the occurrence of the trigger event or, if such day is not a business day, the immediately following business day (the “triggered early settlement date”). In connection with the occurrence of a trigger event, the remarketing agent will remarket the notes that are components of the Corporate Units and any separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units,” during each day of the five business day period (the “triggered early remarketing period”) ending on the third business day immediately preceding the triggered early settlement date. We refer to the remarketing during this period as the “triggered early remarketing” and the date we price the notes offered in the triggered early remarketing as the “triggered early remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain a price that results in proceeds of at least 100% of the principal amount of the notes being remarketed plus accrued and unpaid interest thereon (excluding all accrued and unpaid deferred interest, if any, and compounded interest thereon), and may, in consultation with us, elect to reset the interest rate on the notes, as described under “Description of the Notes — Interest Rate Reset.” On the triggered early settlement date, we will, at our election, either pay in cash all accrued and unpaid deferred interest (including compounded interest thereon) or issue deferral securities as described above to record holders of the notes on the 15th day prior to the triggered early settlement date.

We have the right to postpone the triggered early remarketing in our absolute discretion on any day prior to the last three business days of the triggered early remarketing period.

If the triggered early remarketing is successful:

•	settlement of the remarketed notes will occur on the triggered early settlement date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the triggered early settlement date;

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the triggered early settlement date;

•	any other modified terms of the notes will take effect on the triggered early settlement date in accordance with the terms of the indenture;

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our convertible preferred stock under the related purchase contracts on the triggered early settlement date;

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•	any remaining proceeds will be promptly remitted after the triggered early settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If the notes have not been successfully remarketed on or prior to the last day of the triggered early remarketing period, the interest rate on the notes will not be reset, other terms of the notes will not be modified and holders of all notes will have the right to put their notes to us on the triggered early settlement date at a put price equal to $1,000 per note ($100 per applicable ownership interest) plus accrued and unpaid interest (excluding all accrued and unpaid deferred interest, if any, and compounded interest thereon which is to be paid in cash or deferral securities on the triggered early settlement date), as described under “Put Option Upon Failed Remarketing or Failed Triggered Early Remarketing” below.

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the notes underlying your Corporate Units by:

•	creating Treasury Units or Cash Settled Units as described above; or

•	settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the Purchase Contracts — Remarketing” and “Description of the Notes — Remarketing.”

Participation in a Remarketing by Holders of Separate Notes	Holders of notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their notes remarketed by the remarketing agent along with the notes included in the Corporate Units. See “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time other than a blackout period, as described under “Description of the Convertible Preferred Units — Creating Treasury Units by Substituting Cash for a Note.” Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the Purchase Contracts — Remarketing” and “Description of the Notes — Remarketing.”

Put Option upon Final Failed Remarketing or Failed Triggered Early Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period or triggered early remarketing period, as the case may be, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date or the triggered early settlement date, as applicable, at a price equal to the principal amount of such notes plus accrued and unpaid interest (including all accrued and unpaid deferred interest, if any, and compounded interest thereon, but excluding, in the case of a failed triggered early remarketing, all such interest that is to be paid on the triggered early settlement date in cash or deferral securities). A holder of a note that is a component of a Corporate Unit will be deemed to have automatically exercised this put right and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes underlying such Corporate Units against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder shares of our convertible preferred stock pursuant to the related purchase contracts, together with any excess cash after application of the put option against the purchase price under the purchase contracts.

Redemption	The notes will not be redeemable at our option.

The Convertible Preferred Stock

Ranking	The % Series B Perpetual Cumulative Convertible preferred stock issuable upon settlement of the purchase contracts, which we refer to as the “convertible preferred stock,” will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•

senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our and our subsidiaries’ existing and future indebtedness (including trade payables).

•	The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the convertible preferred stock.

Dividends	When issued following a settlement of the purchase contract, holders of the convertible preferred stock are entitled to receive cumulative cash dividends at the rate of % per annum of the $100 liquidation preference per share of the convertible preferred stock. Dividends on the convertible preferred stock will be payable, when, as and if declared by our board of directors, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing as described in this prospectus supplement. Dividends on the convertible preferred stock will continue to accumulate even if any of our agreements prohibits the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Accumulated and unpaid dividends for any past dividend periods may be declared and paid at any time to holders of record not more than 30 nor less than 10 calendar days immediately preceding such payment date and will not bear interest. See “Description of the Convertible Preferred Stock — Dividends” in this prospectus supplement.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of the convertible preferred stock will have the right to receive $100 per share of the convertible preferred stock, plus accumulated and unpaid dividends (whether or not authorized or declared) and accrued dividends up to but excluding the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the convertible preferred stock as to liquidation rights.

Maturity	The convertible preferred stock has no maturity date, and will remain outstanding unless converted by the holders or redeemed by us.

Optional Redemption	On or after December 22, 2015, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date. The redemption price will be paid solely in cash. However, if full cumulative dividends on the convertible preferred stock have not been paid, the convertible preferred stock may not be called for redemption. Our right to redeem the convertible preferred stock is subject to the right of holders of convertible preferred stock to convert their convertible preferred stock prior to the redemption date, as described below.

Limited Voting Rights	Holders of shares of the convertible preferred stock will generally have no voting rights. However, if at any time we are in arrears on dividends on the convertible preferred stock for six or more quarterly periods, whether or not consecutive, holders of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called by holders of at least 10% of the total number of then-outstanding shares of convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid cumulative dividends with respect to the convertible preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to our certificate of incorporation or issue stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with the holders of each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class).

Conversion Rights	Holders of shares of the convertible preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock at a conversion rate of shares of our common stock per $100 liquidation preference, which is equivalent to an initial conversion price of approximately $ per share of our common stock (subject to adjustment in certain events). We will not make any payments in respect of, or adjust the conversion rate to account for, accrued and unpaid dividends on the convertible preferred stock to the conversion date except as described in this prospectus supplement.

These conversion rights will only be available after the purchase contracts have been settled and the shares of convertible preferred stock have been issued in satisfaction thereof.

Conversion Settlement	Upon surrender of convertible preferred stock for conversion prior to November 17, 2015, we will deliver shares of our common stock, together with cash in lieu of fractional shares. Upon surrender of convertible preferred stock for conversion on or after November 17, 2015, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and our common stock, the amount of cash and our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day of the relevant 20 trading day observation period as described herein. See “Description of the Convertible Preferred Stock — Conversion Settlement.”

Conversion Rate Adjustment upon a Fundamental Change	If a fundamental change occurs, a holder may elect to convert the convertible preferred stock at an adjusted conversion rate.

If the stock price (as defined in “Description of the Convertible Preferred Stock — Make-Whole Premium Upon a Fundamental Change”) is greater than or equal to $             (the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), the conversion rate will be increased by a fundamental change make-whole premium determined based on the stock price and effective date of the fundamental change. The fundamental change make-whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of the convertible preferred stock upon conversion.

If the stock price is less than $             (the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), the conversion rate will be equal to the $100 liquidation preference plus all accumulated and unpaid dividends to, but excluding the fundamental change settlement date (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date (as defined in “Description of the Convertible Preferred Stock—Make-Whole Premium Upon a Fundamental Change”). Notwithstanding the foregoing, in no event will the conversion rate exceed              shares of common stock per share of convertible preferred stock (subject to adjustment), which is equal to the $100 liquidation preference divided by 50% of the closing price of our common stock on the pricing date of this offering.

A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various stock prices and make-whole fundamental change effective dates is set forth under “Description of the Convertible Preferred Stock — Make-Whole Premium upon a Fundamental Change.”

Conversion Rate Adjustments	The conversion rate is subject to adjustment upon the occurrence of certain events, including if we distribute to holders of outstanding shares of our common stock quarterly cash dividends that exceed $0.34 per share of our common stock (subject to adjustment). The conversion rate is subject to adjustment irrespective of whether the convertible preferred stock has been issued at the time of any such event. See “Description of the Convertible Preferred Stock — Conversion Rate Adjustments” in this prospectus supplement.

Miscellaneous

Capped Call Transactions	Concurrently with this offering of Convertible Preferred Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions will cover, subject to anti-dilution adjustments, a number of shares of our common stock equal to the number of shares of common stock underlying the maximum number of shares of convertible preferred stock issuable upon settlement of the purchase contracts if the underwriters exercise their over-allotment option in full. The capped call transactions may offset the potential dilution upon conversion of the convertible preferred stock to the extent described under “Description of the Capped Call Transactions.”

Listing of the Units	We have applied for listing of the Convertible Preferred Units on the New York Stock Exchange under the symbol “SWU.”

U.S. Federal Income Tax Consequences	For a discussion of certain U.S. Federal income tax consequences relating to an investment in the Convertible Preferred Units, see “Certain United States Federal Income Tax Consequences” below.

Form and Book-Entry System	The notes and the convertible preferred stock will only be issued and maintained in book-entry form registered in the name of Cede & Co., the nominee of The Depository Trust Company, except under limited circumstances.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-27, of this prospectus supplement before deciding whether to invest in the Convertible Preferred Units.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $533.5 million, after expenses and underwriters’ discounts and commissions and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering as follows: (i) $312.7 million to redeem the currently outstanding 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045, (ii) $150.0 million to improve the funded status of our pension obligations through a contribution to a U.S. pension plan, and (iii) the balance for the capped call transactions described below, to reduce outstanding short-term borrowings and for other general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	We expect to enter into capped call transactions with certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties,” concurrently with the issuance of the Convertible Preferred Units. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions. If the capped call counterparties include affiliates of the book-running managers, affiliates of the book-running managers may receive more than 5% of the net proceeds of the offering. In the event this occurs, the offering will be conducted in accordance with NASD Rule 2720(a)(1).

The Offering — Explanatory Diagrams

The following diagrams illustrate some of the key features of the convertible preferred stock, notes, Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and notes.

The following diagrams assume that the notes are successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Corporate Unit

Purchase Contract	1/10 Ownership Interest in a Note(1)
(Owed to Holder) Convertible Preferred Stock + Contract Adjustment Payment % per annum paid quarterly(2)	(Owed to Holder) Interest % per annum paid quarterly(3)(4) (at reset rate from November 17, 2015 paid semi-annually)
(Owed to Us) $100 at Settlement (November 17, 2015)	(Owed to Holder) $100 at Maturity(5) (November 17, 2018)

Notes:

(1)	The holder of a Corporate Unit owns the 1/10 undivided beneficial ownership interest notes that form a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.
(2)	Contract adjustment payments may be deferred as described in this prospectus supplement.
(3)	Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/10, or 10%, of each interest payment paid in respect of a $1,000 principal amount note.
(4)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply and interest on the notes will be reset and paid semi-annually thereafter.
(5)	Notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in notes represents a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Treasury Unit

Purchase Contract	Ownership Interest in Treasury Unit Collateral(2)
(Owed to Holder) Convertible Preferred Stock + Contract Adjustment Payment % per annum paid quarterly(3)	(Owed to Holder) Proceeds of Treasury Unit Collateral in excess of $100 paid quarterly(4)
(Owed to Us) $100 at Settlement (November 17, 2015)	(Owed to Holder) $100 at Settlement (November 17, 2015)

Notes:

(1)	Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of $1,000 principal amount of the notes held by the collateral agent.
(2)	The holder of a Treasury Unit owns an undivided beneficial ownership interest in the Treasury Unit collateral that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury Unit collateral will be used to satisfy the holder’s obligation under the related purchase contract.
(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.
(4)	On each contract adjustment payment date, any cash constituting Treasury Unit collateral in excess of $100 per Treasury Unit will be remitted to the holders of the Treasury Units on a pro rata basis.

Transforming Corporate Units into Treasury Units and Notes

Because the notes are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•	To create 10 Treasury Units, a holder separates 10 Corporate Units into their two components — 10 purchase contracts and a note — and then combines the purchase contract with initially $1,000 in cash.

•	The note, which is no longer a component of a Corporate Unit and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the cash that initially forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The cash (and any other Treasury Unit collateral as described herein) together with the 10 purchase contracts constitutes 10 Treasury Units.

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one $1,000 principal amount note.

10 Purchase Contracts		Ownership Interest in Note(1)(2)		10 Purchase Contracts		Ownership Interest in Treasury Unit Collateral		Ownership Interest in Note(1)(2)
(Owed to Holder) Convertible Preferred Stock + Contract Adjustment Payments % per annum paid quarterly(3)	+	(Owed to Holder) Interest % per annum paid quarterly(4) (at reset rate from November 17, 2015 and paid semi-annually)	→	(Owed to Holder) Convertible Preferred Stock + Contract Adjustment Payments % per annum paid quarterly(3)	+	(Owed to Holder) Proceeds of Treasury Unit Collateral in excess of $100 paid quarterly(5)	+	(Owed to Holder) Interest % per annum paid quarterly(4) (at reset rate from November 17, 2015 and paid semi-annually)
(Owed to us) $1,000 at Settlement November 17, 2015		(Owed to Holder) $1,000 at Maturity November 17, 2018		(Owed to us) $1,000 at Settlement November 17, 2015		(Owed to Holder) $1,000 at Settlement November 17, 2015		(Owed to Holder) $1,000 at Maturity November 17, 2018
Corporate Unit				Treasury Unit				Separate note

•	Following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•

Unless there has been a successful remarketing, the holder can also transform 10 Treasury Units and a $1,000 principal note into 10 Corporate Units. Following that transformation, a pro rata portion of the Treasury Unit collateral, which will no longer be a component of the Treasury Unit, will be liquidated and the proceeds will be released to the holder.

Notes:

(1)	Each holder will own a 1/10, or 10%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount note.
(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.
(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.
(4)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the interest deferral provisions of the notes will cease to apply and interest on the notes will be reset and paid semi-annually thereafter.
(5)	On each contract adjustment payment date, any cash constituting Treasury Unit collateral in excess of $100 per Treasury Unit will be remitted to the holders of the Treasury Units as of the close of business on the preceding record date on a pro rata basis.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we assume that no trigger event has occurred and that we have elected to remarket the aggregate principal amount of notes that are components of Corporate Units on the first day (which we refer to as “T” in the timeline) of a hypothetical five-business day optional remarketing period beginning on, and including August 12, 2015 and ending on, and including, August 18, 2015. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the notes have not been previously successfully remarketed.

Date	Event

August 12, 2015 (T)	First business day of the optional remarketing period.

T-15 calendar days	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes as to the dates of and procedures to be followed in the optional remarketing.

T-2 business days (2 business days prior to the first day of the optional remarketing period)

•     Last day prior to the optional remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•     Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period).

•     Last day for holders of separate notes to give notice of their election to participate in the remarketing.

T-1 business day (1 business day prior to the first day of the optional remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

T to T+4 business days (5 business days beginning on, and including, the first day of the optional remarketing period)

Five business-day optional remarketing period —

•     If no successful remarketing occurs as of the last day of the optional remarketing period, we will cause a notice of the unsuccessful remarketing attempt of notes to be published on the business day following the last of the five business days comprising the optional remarketing period.

•     If a successful remarketing occurs, (i) the remarketing agent will purchase the Treasury portfolio and (ii) we will request the depositary to notify its participants holding separate notes of the interest rate, interest payment dates, and any other modified terms, established for the notes during the optional remarketing on the business day following the date on which the notes were successfully remarketed.

T+5 (5 business days after the first day of the optional remarketing)	First business day following a failed optional remarketing that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no successful optional remarketing and that no trigger event occurred prior to the first day of the optional remarketing window. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the notes have not been previously successfully remarketed.

Date	Event

The later of October 21, 2015 and the business day following the last day of any optional remarketing period ending on or prior to October 23, 2015.

•     We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing period beginning on November 5, 2015 and ending on November 12, 2015. We will give notice to holders of Corporate Units, Treasury Units and separate notes of the procedures to be followed in the final remarketing.

•     First day of the period during which holders of Corporate Units may create Cash Settled Units.

November 3, 2015 (2 business days prior to the first day of the final remarketing period)

•     Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

•     Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early.

•     Last day for holders of separate notes to give notice of their election to participate in the remarketing.

November 4, 2015 (1 business day prior to the first day of the final remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

November 5, 2015 through November 12, 2015 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

November 17, 2015	Purchase contract settlement date and settlement date for any successful final remarketing of the notes.

RISK FACTORS

In considering whether to purchase the Convertible Preferred Units, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement. In addition, because as a holder of Convertible Preferred Units sold in the offering, you will own our notes and enter into purchase contracts with us to acquire our convertible preferred stock, which is convertible into shares of our common stock, you are also making an investment decision with regard to the notes, the convertible preferred stock and the common stock. You should carefully review all the information in this prospectus supplement about all of these securities.

In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 2, 2010, quarterly report on Form 10-Q for the quarter ended April 3, 2010 and subsequently filed quarterly reports on Form 10-Q, and our proxy statement filed with the SEC on February 2, 2010 and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus before deciding whether an investment in the Convertible Preferred Units is suitable for you. The Convertible Preferred Units are not an appropriate investment for you if you are unsophisticated with respect to the significant terms of the Convertible Preferred Units or financial matters.

Risk Factors Relating to the Convertible Preferred Units

A triggered early settlement of the purchase contracts underlying the Convertible Preferred Units may have adverse consequences.

The purchase contracts that are a component of the Convertible Preferred Units will mandatorily settle prior to November 17, 2015 upon the occurrence of a “trigger event” relating to us. Because a trigger event is generally linked to a deterioration of our creditworthiness, settlement of the purchase contracts will likely occur at a time when the value our convertible preferred stock will be less than the stated amount of Convertible Preferred Units, which means you will lose all or a portion of your investment.

In addition, in connection with a triggered early settlement of the purchase contracts, the notes underlying Convertible Preferred Units in the form of Corporate Units will be remarketed for cash or, if that remarketing fails, automatically put to us for cash. In either of these cases, the cash proceeds from the remarketing or the exercise of the put will be used to satisfy your obligation to settle the purchase contract. Accordingly, you will no longer own the notes and, as a result, you will not have any rights as a holder of debt in the event of our insolvency or bankruptcy.

It may cost money to settle the purchase contracts that are a part of the Convertible Preferred Units prior to November 17, 2015 in order to convert the convertible preferred stock.

If a holder of a Convertible Preferred Unit desires to convert the convertible preferred stock that is deliverable upon settlement of the related purchase contract prior to November 17, 2015, the holder must settle the related purchase contract by (1) settling the purchase contract early with separate cash as described under “Description of the Purchase Contracts—Early Settlement,” in which case a reduced settlement rate will apply, or (2) following a fundamental change, settling the purchase contract either with notes, in the case of Convertible Preferred Units that are in the form of Corporate Units (in which case you will receive accrued and unpaid deferred interest on the notes to the fundamental change early settlement date, but not any accrued and unpaid interest during the interest period in which the fundamental change early settlement date occurs) or with separate cash, each as described under “Description of the Purchase Contracts — Early Settlement Upon Fundamental Change” below. We will not compensate you for any financing cost you may bear in making any cash payment upon an early settlement or fundamental change early settlement of the purchase contracts. In addition, we cannot guarantee that you will be able to obtain any necessary financing to early settle the related purchase contract. If you cannot obtain that financing, you will not be able to settle the purchase contracts in an early settlement and, accordingly, you will not be able to convert the convertible preferred stock.

Your rights to the pledged securities underlying the Convertible Preferred Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Convertible Preferred Units, you will own the interests in the notes, Treasury portfolio, Treasury Unit collateral or cash, as applicable, that are a component of the Convertible Preferred Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged securities. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture, as amended and supplemented, which is qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The secondary market for the Convertible Preferred Units may be illiquid.

We are unable to predict how the Convertible Preferred Units will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Convertible Preferred Units. We have applied for listing of the Corporate Units on the New York Stock Exchange. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units or the notes on any stock exchange. We have been advised by the representatives that the underwriters presently intend to make a market for the Convertible Preferred Units and the notes; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units or notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Convertible Preferred Units, and this may have an adverse effect on the trading prices of the Convertible Preferred Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date or triggered early settlement date, as applicable, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Convertible Preferred Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Convertible Preferred Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Furthermore, you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

We are both an operating company and a holding company and may require cash from our subsidiaries to make current payments on the Convertible Preferred Units.

If you own Convertible Preferred Units in the form of Corporate Units, you are entitled to receive periodic payments representing interest on the notes and contract adjustment payments on the purchase contracts, subject to our right to defer interest and contract adjustment payments. The notes and the contract adjustment payments are solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make payments in respect of the notes and the purchase contracts. While we have substantial operations of our own, we are also a holding company for several direct and indirect subsidiaries. Our subsidiaries will have no obligation to make the contract adjustment payments or pay any amount in respect of the notes. Accordingly, we may depend, in part, on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our contract adjustment payment obligations and our obligations under the indenture governing the notes, including payment of interest. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is “structurally subordinate” to the claims of the creditors of that subsidiary. If we are unable to obtain cash from our subsidiaries, we may be unable to fund required contract adjustment payments and payments in respect of the notes.

Treasury Unit holders will share in the Treasury Unit collateral on a pro rata basis with all other Treasury Unit holders.

Each Treasury Unit will be entitled to a quarterly distribution on each contract adjustment payment date equal to any cash constituting Treasury Unit collateral in excess of $100 per Treasury Unit as of the record date corresponding to such contract adjustment payment date. However, holders of Corporate Units may elect to create Treasury Units at different times, which will affect the return on the Treasury Unit collateral. Creation of Treasury Units near the record date for any contract adjustment payment could serve to reduce the distribution that will be made in respect of earlier-created Treasury Units on such contract adjustment payment date.

Treasury Unit holders could suffer a loss upon conversion of their Treasury Units to Corporate Units.

Upon the creation of a Treasury Unit from a Corporate Unit, the collateral agent will, except in limited circumstances, invest the cash substituted for the related notes in qualifying Treasury securities. The market value of those qualifying Treasury securities may be affected by many factors, including the time to maturity and liquidity of such securities, changes to prevailing interest rates and changes to the perceived creditworthiness of the United States. Upon conversion of a Treasury Unit to a Corporate Unit, the collateral agent will liquidate a portion of the Treasury Unit collateral and deliver the proceeds of such liquidation equal to the Treasury Unit’s pro rata portion to the converting Treasury Unit holder. As a result, if a Treasury Unit holder elects to convert its Treasury Units to Corporate Units, it may receive an amount in cash less than the amount of cash that such holder delivered to the collateral agent to create its Treasury Units.

Treasury Unit holders may not, in certain circumstances, receive distributions with respect to the collateral forming part of their Treasury Units.

The collateral agent will not purchase qualifying Treasury securities (i) during any period beginning on, and including, the record date corresponding to any contract adjustment payment date and ending on, and including, the related contract adjustment payment date or the triggered early settlement date, as applicable or (ii) during any leverage ratio period (as defined under “Description of the Convertible Preferred Units — Creating Treasury Units by Substituting Cash for a Note”). Any cash component of the Treasury Unit collateral will be held in a non-interest bearing account as set forth in the Purchase Contract and Pledge Agreement. As a result, holders of Treasury Units may not receive distributions with respect to the pro rata portions of the Treasury Unit collateral forming a part of their Treasury Units.

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933 is in effect and a prospectus is available covering the shares of convertible preferred stock deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of convertible preferred stock deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the convertible preferred stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

The United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Units are unclear.

There is only one published revenue ruling addressing the treatment of instruments similar to the Convertible Preferred Units. No other statutory, judicial or administrative authority directly addresses the treatment of the Convertible Preferred Units or instruments similar to the Convertible Preferred Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Convertible Preferred Units are unclear. You are urged to consult your tax advisor concerning the tax consequences of an investment in the Convertible Preferred Units. For further details, see “Certain United States Federal Income Tax Consequences.”

You may have to pay United States federal income or withholding taxes with respect to constructive distributions on our convertible preferred stock even though you do not receive any cash.

The conversion rate of our convertible preferred stock will be adjusted in certain circumstances. Upon such an adjustment, you may be required to include an amount in income for United States federal income tax purposes, notwithstanding the fact that you do not receive any cash or other property with respect to such adjustments. For further details, see “Certain United States Federal Income Tax Considerations — U.S. Holders — Convertible Preferred Stock — Constructive Distributions” and “Certain United States Federal Income Tax Considerations — Non-U.S. Holders.”

Recent regulatory actions may adversely affect the trading price and liquidity of the Convertible Preferred Units.

We expect that many investors in, and potential purchasers of, the Convertible Preferred Units will employ, or seek to employ, a convertible arbitrage strategy with respect to the Convertible Preferred Units. Investors that employ a convertible arbitrage strategy with respect to convertible securities typically implement that strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while they hold the securities. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the Convertible Preferred Units to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Convertible Preferred Units. This could, in turn, adversely affect the trading price and liquidity of the Convertible Preferred Units.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test through an amendment to Rule 201 of Regulation SHO. The amendments to Rule 201 became effective on May 10, 2010 and restrict short selling when the price of a “covered security” has triggered a “circuit breaker” by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by November 10, 2010. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Convertible Preferred Units.

In addition, on June 10, 2010 the SEC approved a six-month pilot (the “circuit breaker pilot”) pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from a sale in a five-minute period. On June 30, 2010, the national securities exchanges and FINRA proposed to expand the circuit breaker pilot to include component securities of the Russell 1000 Index, which includes our common stock, and over 300 exchange traded funds. As of the date of this prospectus supplement, the expansion of the circuit breaker pilot had not yet been approved by the SEC. In light of the sudden, market-wide price declines experienced on May 6, 2010, the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the Convertible Preferred Units, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the Convertible Preferred Units.

Although the direction and magnitude of the effect that the amendments to Regulation SHO and the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may have on the trading price and the liquidity of the Convertible Preferred Units will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible securities investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible securities issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the Convertible Preferred Units to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO and the pilot rules described above, could similarly adversely affect the trading price and the liquidity of the Convertible Preferred Units.

Risk Factors Relating to the Notes

The notes will be subordinated to our senior indebtedness.

The notes will rank junior to all of our existing and future senior indebtedness, to the extent and in the manner stated in the indenture. Senior indebtedness generally includes, and the notes will be junior to, obligations (other than non-recourse obligations) of, or guaranteed or assumed by, us for borrowed money or for the payment of money relating to any capitalized lease, or our indebtedness evidenced by bonds, debentures, notes and other similar instruments, but excluding our trade accounts payable and accrued liabilities arising in the ordinary course of business. As a result of the subordination of the notes, if we become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness.

As of October 2, 2010, we had $3,004.5 million in principal amount of outstanding indebtedness (excluding $305.7 million of short-term borrowings), $2,691.8 million of which was senior indebtedness and $312.7 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes. The notes are structurally subordinated to all debt and other liabilities of our subsidiaries. As of October 2, 2010, our subsidiaries had approximately $6,542.6 million of liabilities (excluding affiliate liabilities owed to Stanley Black & Decker, Inc.), including $2,356.2 million in principal amount of indebtedness (including guarantees) outstanding.

If we exercise our right to defer interest payments on the notes, the market price of the notes, and Corporate Units if the notes are then a component of Corporate Units, is likely to be adversely affected.

Prior to November 17, 2015, we may at our option defer interest payments on the notes for one or more consecutive interest periods. During any such “deferral period” (as defined below under “Description of the Notes — Option to Defer Interest Payments”), holders of the notes will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash when due following the end of a deferral period. If we exercise our right to defer interest, the market price of the notes, and the Corporate Units if the notes are then a component of Corporate Units, is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the notes may be more volatile than the market prices of other securities that are not subject to optional interest deferrals. We may not be able to pay such deferred interest (including compounded interest thereon) in the future.

Upon a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its reasonable best efforts to sell the notes included in the remarketing. In connection with the remarketing, we and the remarketing agent will remarket the notes with different terms prior to the remarketing, including a different interest rate, a different ranking and semi-annual interest payment dates. If the remarketing is successful, the modified terms will apply to all the notes, including those notes that were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. Whenever we remarket the notes, we will notify holders of Corporate Units and separate notes of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate.

If a trigger event occurs and we are then deferring interest payments on the notes, you may receive deferral securities in lieu of cash in satisfaction of our obligation to pay such deferred interest.

Following the occurrence of a trigger event, we may not defer interest on the notes after the related triggered early settlement date, and we are obligated to pay all accrued and unpaid deferred interest (including any compounded interest therein) to that date. However, we may elect to satisfy our obligation to pay any deferred interest on the notes by delivering deferral securities having an aggregate principal amount equal to the amount of such deferred interest to the holders of the notes on the triggered early settlement date. The deferral securities will rank equally to the notes, and the interest rate on the deferral securities will be determined on their date of issuance but will not exceed 15% per annum. The secondary market value of those deferral securities, if there is a secondary market at all for the deferral securities, may be less than the amount of deferred interest that you would have been paid had we elected to pay deferred interest in cash. Further, you may determine that the terms of the deferral securities are not as favorable to you as if you had received cash in satisfaction of our obligation to pay such deferred interest.

Neither the indenture nor the supplemental indenture for the notes restricts our ability to take certain actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture, the supplemental indenture or the notes from incurring additional debt that would be senior to or equal in right of payment to the notes. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes and the purchase contracts when due. Certain of our other debt instruments may, however, restrict these and other actions.

We may not have the cash necessary to pay the amount of cash required to repurchase the notes following a failed remarketing.

Following a failed final remarketing or a failed triggered early remarketing, holders of all notes will have the right to require us to repurchase their notes for cash, and holders of separate notes will have the right to receive the repurchase price in cash directly. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the amount of cash required if we are required to repurchase notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to pay the amount of cash required to make the required repurchase may be limited by law or the terms of other debt agreements or securities. Our failure to pay the amount of cash required to make the required repurchase would constitute an event of default under the indenture governing the notes, which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment, and further restrict our ability to make such payments and repurchases.

Risk Factors Relating to the Convertible Preferred Stock

Shares of our convertible preferred stock have not been rated and are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

Shares of our convertible preferred stock have not been rated by any nationally recognized statistical rating organization. Furthermore, payment of accumulated dividends on our convertible preferred stock will be subordinated to all of our existing and future debt and will be structurally subordinate to the obligations of our subsidiaries. In addition, we may issue shares of another class or series of preferred stock ranking on parity with or senior to our convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. These factors may affect the trading price of our convertible preferred stock.

The conversion rate of the convertible preferred stock may not be adjusted for all dilutive events.

The conversion rate of the convertible preferred stock is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock in amounts greater than $0.34 per share per quarter, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or conversion offers as described under “Description of the Convertible Preferred Stock — Conversion Rate Adjustments” in this prospectus supplement. The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the Convertible Preferred Units, the convertible preferred stock and our common stock. We cannot assure you that an event will not occur that is adverse to the interests of the holders of the Convertible Preferred Units and their value but does not result in an adjustment to the conversion rate. The terms of the Convertible Preferred Units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Convertible Preferred Units in engaging in any such offering or transaction. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, in turn, those issuances may adversely affect the trading price of the Convertible Preferred Units.

You will have no rights as a common stockholder but will be subject to all changes with respect to our common stock.

Until you acquire shares of our common stock following conversion of your convertible preferred stock, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting our common stock. Holders of convertible preferred stock that convert their convertible preferred stock will not be entitled to any rights as holders of our common stock until settlement of the conversion. For example, in the event that an amendment is proposed to our charter or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common stock upon conversion of the convertible preferred stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any such amendment, if approved.

The shares of our convertible preferred stock will be a new issuance that does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

The shares of convertible preferred stock issuable upon settlement of the purchase contracts will be a new issue of securities with no established trading market. Since the convertible preferred stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We do not intend to list the convertible preferred stock on any securities exchange. We cannot assure you that an active trading market in the convertible preferred stock will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the convertible preferred stock could be aversely affected and your ability to transfer your shares of convertible preferred stock will be limited.

We have been advised by the underwriters that they intend to make a market in the shares of our convertible preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

Dividends on the convertible preferred stock are only payable if declared by our board of directors out of legally available funds.

Quarterly dividends will be paid only if declared by our board of directors or an authorized committee of our board of directors. The board of directors or an authorized committee of the board of directors is not obligated or required to declare quarterly dividends even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend payable, we can only make cash payments of dividends from legally available funds under Connecticut law, as determined by our board of directors, and such funds may not be available to pay cash dividends.

The price of our common stock may fluctuate significantly.

The convertible preferred stock is convertible into our common stock and/or cash based on the market price of our common stock. The market price of our common stock may fluctuate significantly in response to many factors, including those discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 2, 2010, quarterly report on Form 10-Q for the quarter ended April 3, 2010 and subsequently filed quarterly reports on Form 10-Q, and our proxy statement filed with the SEC on February 2, 2010, the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and:

•	actual or anticipated variations in our operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the industry, generally;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement; and

•	general market and economic conditions.

Holders who receive our common stock upon conversion of their convertible preferred stock will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. It is impossible to assure converting holders that the market price of our common stock will not fall in the future.

The settlement feature of the convertible preferred stock may have adverse consequences.

Prior to November 17, 2015, we will deliver shares of our common stock and cash in lieu of any fractional shares to settle any conversions of the convertible preferred stock. On or after November 17, 2015, we may settle conversions of the convertible preferred stock in cash, shares of our common stock, or a combination thereof, as described under “Description of the Convertible Preferred Stock — Conversion Rights — Settlement Upon Conversion.” Any such settlement election may:

•	result in holders receiving no common stock upon conversion;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any common stock or cash upon conversion.

Our convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•	investors’ anticipation of the sale into the market of a substantial number of additional shares of common stock received upon conversion of our convertible preferred stock;

•	possible sales of our common stock by investors who view our convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving our convertible preferred stock and our common stock.

The terms of our debt agreements may prohibit us from paying dividends on our convertible preferred stock.

In addition, the terms of our indentures and other financing agreements may limit our ability to pay cash dividends on our capital stock, including our convertible preferred stock. For example, if we are currently deferring interest on the notes, we will be prohibited under the indenture governing the notes from declaring and paying any dividends on the convertible preferred stock. In the event that any of our current or future indentures or other financing agreements restrict our ability to pay dividends in cash on our convertible preferred stock, we may be unable to pay dividends in cash on our convertible preferred stock unless we can refinance amounts outstanding under those agreements.

You will have no right to vote for directors until and unless we are in arrears on our dividend payments on our convertible preferred stock for at least six quarterly periods.

Until and unless we are in arrears on our dividend payments on our convertible preferred stock for at least six quarterly periods you will have no voting rights except as otherwise required by Connecticut law from time to time. If dividends on our convertible preferred stock are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), as holders of our convertible preferred stock, voting as a single class with all of our other classes or series of preferred stock upon which like voting have been conferred and are exercisable, you will have the right to elect two additional directors to our board of directors, as described under “Description of the Convertible Preferred Stock — Limited Voting Rights” in this prospectus supplement. These voting rights and the terms of the directors so elected will only continue until such time as the dividend arrearage on our convertible preferred stock has been paid in full.

The make-whole premium on convertible preferred stock converted in connection with a fundamental change may not adequately compensate holders for the lost option time value of their convertible preferred stock as a result of any such fundamental change.

If a fundamental change described in this prospectus supplement occurs, then, under certain circumstances, we will increase the applicable conversion rate by a number of additional shares of our common stock. This increased applicable conversion rate will apply only to holders who convert their convertible preferred stock in connection with any such fundamental change. The number of additional shares of our common stock will be determined based on the date on which the fundamental change becomes effective and, in the case of a fundamental change in which holders of our common stock receive only cash, the price paid per share of our common stock in such fundamental change or otherwise, the average of the closing prices per share of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the effective date of such fundamental change, as described under “Description of the Convertible Preferred Stock—Conversion Rights—Make-Whole Premium Upon a Fundamental Change” in this prospectus supplement. While the number of additional shares of our common stock is designed to compensate holders for the lost option time value of the convertible preferred stock as a result of such fundamental change, the amount of the make-whole premium is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, if the price paid per share of our common stock in the transaction is in excess of $            , the conversion rate will not be increased. In no event will the conversion rate exceed              per $100 liquidation preference of convertible preferred stock, subject to adjustment, regardless of when the fundamental change becomes effective, or in the case of certain fundamental changes in which holders of our common stock receive only cash, the price paid per share of our common stock in the fundamental change, otherwise the average of the closing sale prices per share of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the effective date of such transaction, as the case may be.

By purchasing the Convertible Preferred Units, you are making an investment decision in respect of the convertible preferred stock.

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date or the triggered early settlement date, as applicable (unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early at the holder’s option as described under “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”), one share of our convertible preferred stock (subject to adjustment if the holder settles early as described under “Description of the Purchase Contracts—Early Settlement”) for $100.

The convertible preferred stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the convertible preferred stock to any person other than the holder.

Accordingly, you should carefully review the information in this prospectus supplement regarding the convertible preferred stock.

Investors should not expect us to redeem the convertible preferred stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The convertible preferred stock is a perpetual equity security. The convertible preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. On or after December 22, 2015, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date. The redemption price will be paid solely in cash. If full cumulative dividends on the convertible preferred stock have not been paid, the convertible preferred stock may not be called for redemption. Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides to convert it or we elect to redeem it. Any decision we may make at any time to propose a redemption of the convertible preferred stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Accordingly, investors should not expect us to redeem the convertible preferred stock on the date it first becomes redeemable or on any particular date thereafter.

Upon a conversion in connection with a fundamental change, you may receive consideration worth less than the $100 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon.

Upon the occurrence of a “fundamental change” holders of convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which depends on the stock price prior to the effective date of

such fundamental change. If the stock price is less than $             (50% of the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), you will receive a number of shares of common stock (or, on and after November 17, 2015, a combination of cash and/or shares of our common stock, at our election) worth less than the $100 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon. You will have no claim against us for the difference between such value and the $100 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends thereon.

The definition of a fundamental change is limited and therefore the market price of the convertible preferred stock and the Corporate Units may decline if we enter into a transaction that does not constitute a fundamental change.

Upon the occurrence of a “fundamental change” holders of convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which may include a make-whole premium. If the convertible preferred stock has not been issued in settlement of the purchase contracts, then holders of Convertible Preferred Units may settle their purchase contracts following a fundamental change without a reduced settlement rate. However, the term “fundamental change,” as used in the convertible preferred stock and the purchase contract and pledge agreement, is limited and may not include every event that might cause the market price of the convertible preferred stock or Convertible Preferred Units to decline. As a result, this conversion right or early settlement right may not preserve the value of the convertible preferred stock or the Convertible Preferred Units in the event of a highly leveraged transaction, or certain reorganizations, mergers or similar transactions.

The increased conversion rate triggered by a fundamental change and the early settlement of the purchase contracts upon a fundamental change could discourage a potential acquiror.

The increased conversion rate triggered by a fundamental change, as described under the heading “Description of the Convertible Preferred Stock — Conversion Rights — Make-Whole Premium Upon a Fundamental Change” and the early settlement of the purchase contracts upon a fundamental change, as described under the heading “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

Anti-takeover provisions in our certificate of incorporation and Connecticut law may make acquisition of us more difficult.

Anti-takeover provisions in our certificate of incorporation and Connecticut law may make an acquisition of us more difficult. These provisions:

•

authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class, and if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	require supermajority vote of stockholders in order to consummate a merger or other business combination transaction;

•	establish advance notice requirements for nominations to the board of directors or for proposals that can be acted on at stockholder meetings.

These provisions may deter an acquisition of us that might otherwise be attractive to stockholders.

The capped call transactions may affect the value of the Convertible Preferred Units, the convertible preferred stock and our common stock.

We expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the capped call counterparties, concurrently with the issuance of the Convertible Preferred Units. The capped call transactions may offset potential dilution upon conversion of the convertible preferred stock. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions. These transactions will be accounted for as an adjustment to our shareholders’ equity.

In connection with establishing their initial hedges of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock in secondary market transactions concurrently with or shortly after the pricing of the Convertible Preferred Units. They have informed us that these activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or the Convertible Preferred Units concurrently with or shortly after the pricing of the Convertible Preferred Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions while the convertible preferred stock is outstanding. In order to unwind their hedge positions, the hedge participants have informed us that they or their affiliates will likely sell shares of our common stock in secondary transactions or unwind various derivative transactions with respect to our common stock.

In addition, if the transactions fail to become effective when this offering of Convertible Preferred Units is completed, the capped call counterparties or their affiliates may unwind their respective hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, as a result, the value of the convertible preferred stock and the Convertible Preferred Units.

The capped call counterparties have informed us that the effect, if any, of any of these transactions and activities on the market price of our common stock, the convertible preferred stock or the Convertible Preferred Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, the value of the convertible preferred stock and the Convertible Preferred Units and, as a result, the amount of cash and/or number of shares of our common stock, if any, as well as the value of such shares of our common stock you may receive upon conversion of the convertible preferred stock.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $533.5 million, after expenses and underwriters’ discounts and commissions and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering as follows: (i) $312.7 million to redeem the currently outstanding 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045, (ii) $150.0 million to improve the funded status of our pension obligations through a contribution to a U.S. pension plan, and (iii) the balance to enter into the capped call transactions described under “Description of the Capped Call Transactions,” to reduce outstanding short-term borrowings and for other general corporate purposes.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the notes in our financial statements based on the underlying fair value of each instrument at the time of issuance. It is expected that at the time of issuance, the fair market value of each $1,000 note will be recorded as debt. The fair value of the purchase contract is expected to approximate the present value of the Corporate Units’ contract adjustment payments and will be initially recorded as a reduction to shareowners’ equity, with an offsetting credit to liabilities. Subsequent contract adjustment payments are allocated between this liability account and interest expense based on a constant rate calculation over the five years.

The purchase contracts are forward transactions in our convertible preferred stock. Upon settlement of each purchase contract, we will receive $100 pursuant to that purchase contract and will issue the requisite number of shares of our convertible preferred stock. The $100 that we receive will be credited to shareowners’ equity.

Before the issuance of our convertible preferred stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our net income available to common shareowners calculations using the treasury stock method. Under this method, the number of shares of our convertible preferred stock used in calculating net income available to common shareowners at the end of each reporting period is deemed to be increased by the excess, if any, of the number of shares of convertible preferred stock that would be issued upon settlement of the purchase contracts over the number of shares of convertible preferred stock that could presumably be purchased by us in the market using the proceeds receivable upon settlement. In that theoretical market transaction, the market value of the convertible preferred stock will be based upon the $100 liquidation preference per share and increased by the value, if any, attributable to the market price of our common stock over the convertible preferred stock conversion price. Consequently we anticipate there will be no dilutive effect on our net income available to common shareowners from the purchase contracts except during periods when the average market price of our common stock is above the convertible preferred stock conversion price of $            .

Following the issuance of our convertible preferred stock upon settlement of the purchase contracts, but prior to the settlement of any conversions of the convertible preferred stock, the conversion feature will be accounted for using the if-converted method. Under this method, the dilutive effect on our net income available to common shareowners is calculated based either on treating the convertible preferred stock as (i) non-convertible preferred stock, resulting in an impact of fixed charges only and ignoring the embedded conversion feature, or (ii) common stock, based on the number of shares the convertible preferred shareowners are entitled to receive upon conversion of their convertible preferred stock under the conversion rate then in effect, ignoring the impact of fixed charges, whichever alternative leads to a larger dilutive impact. As a result, we anticipate there will be a dilutive effect on our net income available to common shareowners during periods when the convertible preferred stock is outstanding.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Convertible Preferred Units. It is possible that our accounting for the purchase contracts, the notes and the convertible preferred stock could be affected by any new accounting rules that might be issued by these groups.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and fixed charges. Fixed charges are the sum of (i) interest expense, (ii) the portion of rents representative of interest, and (iii) amortization of capitalized interest. The ratio of earnings to fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each period because no preferred stock was outstanding.

	For the Fiscal Year
	Nine Months Ended October 2, 2010(1)	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	1.9X	5.0X	3.9X	5.2X	5.5X	8.4X
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.9X	5.0X	3.9X	5.2X	5.5X	8.4X

(1)

As reported in Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Form 10-Q for the quarterly period ended October 2, 2010, we reported $500 million in pre-tax merger-related charges for the nine months ended October 2, 2010 pertaining to the merger with Black & Decker and other 2010 acquisitions. Excluding these charges, the Ratio of Earnings to Fixed Charges and the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends for the Nine Months Ended October 2, 2010 would be 7.6X.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed and traded on the New York Stock Exchange, Inc. (“NYSE”) under the ticker symbol “SWK.” Our high and low quarterly stock prices on the NYSE for the periods indicated, and the dividends paid per share of our common stock, follow:

	Price per Share of Common Stock		Dividends Paid Per Share
	High	Low
Fiscal year ended January 3, 2009
First Quarter	$52.18	$43.69	$0.31
Second Quarter	51.08	44.50	0.31
Third Quarter	49.58	40.56	0.32
Fourth Quarter	43.93	24.19	0.32
Fiscal year ending January 2, 2010
First Quarter	$36.38	$22.75	$0.32
Second Quarter	40.01	29.91	0.32
Third Quarter	42.69	31.28	0.33
Fourth Quarter	53.13	40.97	0.33
Fiscal year ending January 1, 2011
First Quarter	$59.90	$51.25	$0.33
Second Quarter	65.07	49.58	0.33
Third Quarter	62.02	49.62	0.34
Fourth Quarter (through October 29, 2010)	63.77	60.05	—

The reported last sale price for our common stock on the NYSE on October 29, 2010 was $61.97 per share. At October 15, 2010, there were 165,921,516 shares of our common stock outstanding held by approximately 11,984 registered stockholders.

DIVIDEND POLICY

We have paid quarterly cash dividends per share of common stock as follows:

Dividend Payable Date	Cash Dividend Per Share
March 25, 2008	$0.31
June 24, 2008	$0.31
September 23, 2008	$0.32
December 16, 2008	$0.32
March 24, 2009	$0.32
June 23, 2009	$0.32
September 22, 2009	$0.33
December 15, 2009	$0.33
March 23, 2010	$0.33
June 22, 2010	$0.33
September 21, 2010	$0.34

We expect to continue to pay quarterly cash dividends on our common stock in the future. The declaration and payment of cash dividends, quarterly or otherwise, on our common stock are not guaranteed. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements and other factors as our board of directors deems relevant.

DESCRIPTION OF THE CONVERTIBLE PREFERRED UNITS

The following is a summary of some of the terms of the Convertible Preferred Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the notes, the convertible preferred stock and the common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement,” “Description of the Notes” and “Description of the Convertible Preferred Stock” in this prospectus supplement and “Description of the Common Stock” in the accompanying prospectus, is a description of the material terms of the Convertible Preferred Units but does not purport to be complete, and we refer you to the agreements which will govern your rights as holders of the Convertible Preferred Units and which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

General

We will issue the Convertible Preferred Units under the purchase contract and pledge agreement between us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”) and HSBC Bank USA, N.A., as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Convertible Preferred Units may be Corporate Units, Treasury Units or Cash Settled Units. The Convertible Preferred Units will initially consist of 5,500,000 Corporate Units (or 6,325,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1) a purchase contract under which:

•

the holder will agree to purchase from us on November 17, 2015, which we refer to as the “purchase contract settlement date,” unless a trigger event occurs as described under “Description of the Purchase Contracts — Early Settlement Upon a Trigger Event,” the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early or upon a fundamental change as described under “Description of the Purchase Contracts — Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, one share of our     % Series B Perpetual Cumulative Convertible preferred stock (subject to adjustment if the holder settles early as described under “Description of the Purchase Contracts — Early Settlement”), which we refer to as “convertible preferred stock”; and

•	we will pay to the holder quarterly contract adjustment payments at the rate of % of the $100 stated amount per year, subject to our right to defer such contract adjustment payments; and

(2) either:

•

a 1/10, or 10%, undivided beneficial ownership in a $1,000 principal amount     % junior subordinated note due November 17, 2018 issued by us, under which we will pay to the holder interest at a rate of     % per annum, subject to our right to defer such interest payments; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1) a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date; and

(2) with respect to the originally scheduled quarterly interest payment date on the notes that would have occurred on November 17, 2015, an undivided beneficial ownership interest in a $1,000 interest or principal strip of U.S. Treasury security that matures on or prior to November 17, 2015 in an amount equal to the interest payment that would have been due on November 17, 2015 on a 1/10, or 10%, beneficial ownership interest in $1,000 principal amount of the notes (without giving effect to any reset of the interest rate following a successful remarketing).

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the notes in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your note.

As long as a unit is in the form of a Corporate Unit, any ownership interest in a note or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase convertible preferred stock under the related purchase contract.

Creating Treasury Units by Substituting Cash for a Note

Each holder of Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing, (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period and (iv) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any triggered early remarketing period (we refer to each such period as a “blackout period”), Treasury Units by substituting for a note that is a component of a Corporate Unit $1,000 in cash. This substitution would create 10 Treasury Units, and the related note would be released to the holder and would be separately tradable from the Treasury Unit. Because notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1) a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless a trigger event occurs as described under “Description of the Purchase Contracts — Early Settlement Upon a Trigger Event,” the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early as described under “Description of the Purchase Contracts — Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, one share of our convertible preferred stock, subject to adjustment if you elect to settlement your purchase contract early as described under “Description of the Purchase Contracts — Early Settlement”;

•	we will pay to the holder quarterly contract adjustment payments at the rate of % of the $100 stated amount per year, subject to our right to defer such contract adjustment payments; and

(2) an undivided beneficial ownership interest in the Treasury Unit collateral described below equal to the pro rata portion.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

The “Treasury Unit collateral” means (i) any cash tendered to the collateral agent in substitution for a note as described below, (ii) any qualifying Treasury securities purchased by the collateral agent, as specifically directed in writing by us, from time to time with such cash and (iii) the cash proceeds of any such qualifying Treasury securities.

A “pro rata portion” of each Treasury Unit on any date means a fraction, expressed as a percentage rounded to the nearest one-thousandth of a percent, the numerator of which is one and the denominator of which the total number of Treasury Units outstanding on such date.

The term “qualifying Treasury security” means, as of any date, any U.S. Treasury security with a positive yield that matures on or most closely prior to the record date corresponding to the next contract adjustment payment date; provided that if such Treasury security is not sufficiently liquid (as determined by us in our sole discretion) for purchase in an amount as described below, we will direct the collateral agent to select the next closest maturing U.S. Treasury security that is sufficiently liquid. If no such U.S. Treasury security exists in sufficient liquidity or outstanding amount, then the collateral agent will not purchase U.S. Treasury securities and the related cash will remain Treasury Unit collateral.

The Treasury Unit collateral held by the collateral agent at any time will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our convertible preferred stock under the related purchase contract. Promptly following the receipt of cash in substitution for any note upon creation of a Treasury Unit, the collateral agent will purchase with such cash U.S. Treasury securities that are qualifying Treasury securities as of the date of such purchase. In addition, promptly following the receipt of cash proceeds from such qualifying Treasury securities, the collateral agent will purchase with such cash qualifying Treasury securities as of the date of such purchase. Notwithstanding the foregoing, in no event will the collateral agent purchase U.S. Treasury securities (i) during any period beginning on, and including, the record date corresponding to any contract adjustment payment date and ending on, and including, the related contract adjustment payment date or the triggered early settlement date, as applicable or (ii) during any leverage ratio period. Treasury Unit collateral consisting of cash will be held in a non-interest bearing account as set forth in the Purchase Contract and Pledge Agreement.

“Leverage ratio period” means the period beginning on, and including, any date on which we file any periodic or annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in respect of any fiscal quarter where our leverage ratio (as defined in “Description of the Purchase Contracts — Early Settlement Upon a Trigger Event”) is equal to or greater than 6.0 and ending on, and excluding, the date on which we file any periodic or annual report under Section 13 or 15(f) of the Securities Exchange Act of 1934, as amended, in respect of any fiscal quarter where our leverage ratio is less than 6.0. We will provide written notice to the collateral agent contemporaneously with each of the commencement and termination of any leverage ratio period.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Promptly following receipt of instructions from the purchase contract agent and receipt of the cash, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 10 Treasury Units to the holder.

On each contract adjustment payment date, any cash constituting Treasury Unit collateral in excess of $100 per Treasury Unit as of the close of business on record date corresponding to such contract adjustment payment date will be remitted by the collateral agent to the purchase contract agent for distribution to the holders of each Treasury Unit as of the close of business on such record date based on its pro rata portion.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement — Miscellaneous.”

Recreating Corporate Units from Treasury Units

Each holder of Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury Unit collateral held by the collateral agent a note having an aggregate principal amount equal to $100 times the number of Treasury Units with respect to which substitution is being made. This substitution would recreate Corporate Units, and the liquidation proceeds of the applicable Treasury Unit collateral would be released to the holder. Because notes are issued in integral multiples of $1,000, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount note with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to liquidate the related Treasury Unit collateral and release the cash proceeds thereof.

Promptly following receipt of instructions from the purchase contract agent and receipt of the $1,000 principal amount note, the collateral agent will (i) release the pro rata portion corresponding to 10 Treasury Units of any cash constituting Treasury Unit collateral from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest and (ii) liquidate an aggregate principal amount at maturity of qualifying Treasury securities constituting Treasury Unit collateral corresponding to 10 Treasury Units equal to a pro rata portion (or if such pro rata portion is not an integral multiple of such qualifying Treasury securities’ minimum denominations, the closest multiple of minimum denominations that would include such pro rata portion), release the proceeds of such liquidation in an amount equal to such pro rata portion (with any excess cash amounts as a result of liquidating qualifying Treasury securities in a denomination in excess of such pro rata portion remaining with the collateral agent as Treasury Unit collateral) from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The collateral agent will select qualifying Treasury securities for liquidation in order from earliest maturity to latest maturity. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related cash to the holder; and

•	deliver 10 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the cash and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our convertible preferred stock under the related purchase contract.

Depending on the value of the qualifying Treasury securities liquidated by the collateral agent as described above, the cash proceeds of that liquidation that you will receive may be less than the initial $1,000 per 10 Treasury Units you deposited to create the Treasury Units. None of us, the collateral agent, the purchase contract agent or any other person will be obligated to pay you any such shortfall.

Creating Cash Settled Units from Corporate Units

Each holder of Corporate Units may create, other than during a blackout period and only during the period after the date we give notice of the final remarketing period or a triggered early remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or triggered early remarketing period, as the case may be, Cash Settled Units by substituting for a note that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related note would be released to the holder and would be separately tradable from the Cash Settled Units. Because notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units may not recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1) a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless a trigger event occurs as described under “Description of the Purchase Contracts — Early Settlement Upon a Trigger Event,” the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts — Termination” or is settled early as described under “Description of the Purchase Contracts — Early Settlement” or “— Early Settlement Upon a Fundamental Change” below, for $100, one share of our convertible preferred stock, subject to adjustment if you elect to settlement your purchase contract early as described under “Description of the Purchase Contracts — Early Settlement”;

•	we will pay to the holder quarterly contract adjustment payments at the rate of % of the $100 stated amount per year, subject to our right to defer such contract adjustment payments; and

(2) $100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Promptly following receipt of instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 10 Cash Settled Units to the holder.

The cash will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our convertible preferred stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The note thereafter will trade separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement — Miscellaneous.”

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $100 per Convertible Preferred Unit until the earliest of the purchase contract settlement date, the triggered early settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described in “Description of the Purchase Contracts — Early Settlement”). Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date or the triggered early settlement date, as applicable. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes attributable to the undivided beneficial ownership interest in the notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), equivalent to a rate of     % per annum. There will be no distributions in respect of the cash that is a component of the Cash Settled Units. Holders of Treasury Units will receive on each contract adjustment payment date distributions in respect of the Treasury Unit collateral that is a component of the Treasury Units as described in “— Creating Treasury Units by Substituting Cash for a Note.” Holders of Treasury Units and Cash Settled Units will also continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units and Cash Settled Units were created for as long as they hold the notes.

We will make all contract adjustment payments quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on February 17, 2011.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments” and the right to defer payment of interest on the notes as described under “Description of the Notes — Option to Defer Interest Payments.”

Listing

We have applied for listing of the Convertible Preferred Units on the New York Stock Exchange under the symbol “SWU.” Unless and until substitution has been made as described above, none of the note component of a Corporate Unit, the Treasury Unit collateral component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The note component will trade as a unit with the purchase contract component of the Corporate Units, the Treasury Unit collateral component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, or holders of notes, whether or not part of a Corporate Unit, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement is a summary of their material terms but does not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement that will be filed as an exhibit on Form 8-K.

Purchase of Convertible Preferred Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date or the triggered early settlement date, as applicable (unless the purchase contract terminates prior to that date as described under “— Termination” or is settled early at the holder’s option as described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”), one share of our convertible preferred stock (subject to adjustment if the holder settles early as described under “— Early Settlement”) for $100.

Unless:

•

a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”; or

•	an event described under “— Termination” has occurred,

then, on the purchase contract settlement date or the triggered early settlement date, as applicable,

•

in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the remarketing or the maturity of the Treasury portfolio, as applicable, equal to the principal amount of the notes underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our convertible preferred stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose notes were remarketed; and

•

in the case of Corporate Units where there has not been a successful remarketing prior to the purchase contract settlement date or the triggered early settlement date, as applicable, each holder will be deemed to have automatically exercised its put right and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes to satisfy in full the holder’s obligations to purchase our convertible preferred stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the cash and proceeds of the related qualifying Treasury securities then constituting Treasury Unit collateral will automatically be applied to satisfy in full the holder’s obligation to purchase our convertible preferred stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•

in the cash of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our convertible preferred stock under the related purchase contracts.

The convertible preferred stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the convertible preferred stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our convertible preferred stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our convertible preferred stock by virtue of holding such purchase contract. However, we will make adjustments to the conversion rate of the convertible preferred stock, as described under “Description of the Convertible Preferred Stock — Conversion Rate Adjustments,” for certain events that occur prior to issuance of the convertible preferred stock.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•

agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of a Convertible Preferred Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related note, applicable interest in the Treasury portfolio, Treasury Unit collateral or cash, as the case may be, and to treat the notes as indebtedness for United States federal income tax purposes.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent, and the purchase contract agent, as attorney-in-fact of the holders. Pursuant to the remarketing agreement, unless a termination event has occurred, remarketing of the notes underlying the Corporate Units and any separate notes whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing,” a “final remarketing” and a “triggered early remarketing” (each as defined below) as a “remarketing.”

As described below, the interest deferral provisions of the notes will not apply to the notes remarketed in any remarketing. In addition, as described under “Description of Notes — Remarketing,” in connection with a successful remarketing, (i) the notes will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, (ii) interest on the notes may be reset as described below and (iii) interest will be payable semi-annually in arrears, commencing on the immediately following February 17, May 17, August 17 or November 17, as selected by us in consultation with the remarketing agent.

During any blackout period you may not:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the notes to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event or a trigger event has occurred, we may elect, at our option, to remarket the notes during a period (which we call the “optional remarketing window”) beginning on and including August 12, 2015 (the third business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ending on October 27, 2015 (the seventh business day prior to the first day of the final remarketing period). Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include notes underlying Corporate Units and other notes of holders that have elected to include those notes in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give 15 calendar days notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for notes that are components of Corporate Units, that results in proceeds of at least 100% of the purchase price for the Treasury portfolio described below and (ii) for notes that are not part of Corporate Units, the separate notes purchase price. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described under “Description of the Notes — Interest Rate Reset.”

We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Notwithstanding anything to the contrary herein, we may only elect to conduct an optional remarketing if we are not then deferring interest on the notes.

Following a successful optional remarketing of the notes, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If we elect to conduct an optional remarketing and such remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date (we refer to such third business day as the “optional remarketing settlement date”);

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset on the optional remarketing settlement date, if applicable;

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the optional remarketing settlement date;

•	any terms of the remarketed notes modified by us in accordance with the indenture will become effective on the optional remarketing settlement date, if applicable;

•	the interest deferral terms of the notes will no longer apply to all outstanding notes and no outstanding notes will carry any deferred interest (including compounded interest thereon);

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the notes will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the notes during the final remarketing period as described below.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the principal amount of the notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes included in the Corporate Units on the optional remarketing date.

The applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the aggregate principal amount of the notes that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase convertible preferred stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the notes that were components of the Corporate Units at the time of remarketing will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the notes during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Final Remarketing

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing or a triggered early settlement date has occurred, the remarketing agent will remarket the notes that are components of the Corporate Units and any separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units,” during each day of the five business day period ending on November 12, 2015 (the third business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the notes offered in the final marketing as the “final remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least 100% of the principal amount of the notes being remarketed. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described under “Description of the Notes — Interest Rate Reset.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the remarketing no later than the later of October 21, 2015 and the business day following the last day of any optional remarketing period ending on or prior to October 23, 2015. However, if an optional remarketing period is scheduled to end after October 23, 2015, such notice of final remarketing will be included in the notice of that optional remarketing period and will indicate that the final remarketing is contingent upon either (i) failure of such optional remarketing or (ii) our election not to remarket the notes during such optional remarketing period. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a separate note holder in the case of a failed final remarketing if a holder of separate notes wishes to exercise its right to put its notes to us as described in this prospectus supplement.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last three business days of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed notes will occur on the purchase contract settlement date;

•

we will pay all accrued and unpaid deferred interest (including compounded interest thereon) in cash on the purchase contract settlement date to the holders of the notes as of the close of business on the immediately preceding record date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the purchase contract settlement date;

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the purchase contract settlement date;

•	any other modified terms of the notes will take effect on the purchase contract settlement date in accordance with the terms of the indenture;

•	the interest deferral terms of the notes will no longer apply to all outstanding notes and no outstanding notes will carry any deferred interest (including compounded interest thereon);

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our convertible preferred stock under the related purchase contracts on the purchase contract settlement date;

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•	any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related notes on or prior to the last day of the final remarketing period, at a price equal to or greater than 100% of the aggregate principal amount of the notes to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, holders of all notes will have the right to put their notes to us for a cash amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to purchase our convertible preferred stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our convertible preferred stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time other than during a blackout period in exchange for a reduced number of shares of convertible preferred stock per purchase contract as described below. Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, such early settlement may only be made in integral multiples of 20 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, such early settlement may only be made in integral multiples of              Corporate Units.

In order to settle purchase contracts early, a holder of Convertible Preferred Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•

if the delivery is made with respect to any purchase contract during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Convertible Preferred Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect and an available prospectus covering the shares of convertible preferred stock deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of convertible preferred stock to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement we will issue one share of our convertible preferred stock for each purchase contract being settled as described under “— Purchase of Convertible Preferred Stock,” above, except that such amount will be multiplied by 0.85. In the case of Corporate Units, we will cause the related notes underlying the Corporate Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, to the purchase contract agent for delivery to the holder. In the case of Treasury Units, the collateral agent will (i) release the pro rata portion corresponding to the Treasury Units in respect of which the purchase contract component is being settled of any cash constituting Treasury Unit collateral from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest and (ii) liquidate an aggregate principal amount at maturity of qualifying Treasury securities constituting Treasury Unit collateral corresponding to the Treasury Units in respect of which the purchase contract component is being settled equal to a pro rata portion (or if such pro rata portion is not an integral multiple of such qualifying Treasury securities’ minimum denominations, the closest multiple of minimum denominations that would include such pro rata portion), release the proceeds of such liquidation in an amount equal to such pro rata portion (with any excess cash amounts as a result of liquidating qualifying Treasury securities in a denomination in excess of such pro rata portion remaining with the collateral agent as Treasury Unit collateral) from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of convertible preferred stock to be issued upon settlement of the purchase contract within three business days following the early settlement date, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate, and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

A “fundamental change” will be deemed to have occurred at the time that either of the following occurs:

(i) any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or

(ii) our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.

If we are involved in a fundamental change prior to the purchase contract settlement date, a holder of Convertible Preferred Units may settle the related purchase contracts early on the fundamental change early settlement date described below. We refer to this right as the “fundamental change early settlement right.” The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of the convertible preferred stock to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering the convertible preferred stock to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

To the extent practicable, we will provide each holder of Convertible Preferred Units with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than the earlier of the effective date and two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will provide each holder of Convertible Preferred Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will contain all the information in the fundamental change company notice (as defined in “Description of the Convertible Preferred Stock — Make-Whole Premium Upon a Fundamental Change”) and will specify a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date,”) which shall be at least 10 business days after the effective date of such fundamental change but no later than the earliest of (x) 20 business days after the effective date of such fundamental change and (y)(i) one business day prior to the first day of the commencement of a triggered early remarketing period, (ii) one business day prior to the first day of the commencement of an optional remarketing period, or, if we have not specified an optional remarketing period or the optional remarketing is not successful, (iii) the commencement of the final remarketing period or, if the final remarketing is not successful, (iv) the purchase contract settlement date. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date. To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and either

O

deliver to the purchase contract agent notes having an aggregate principal amount equal to the aggregate purchase price for purchase contracts being early settled (which delivery, in the case of Corporate Units if elected by the holder in its election to settle early, may occur through delivery of the notes underlying the Corporate Units held in pledge to the purchase contract agent by the collateral agent on such holder’s behalf); or

O	deliver to the purchase contract agent cash in immediately available funds equal to $100 times the number of purchase contracts being settled.

If a holder exercises the fundamental change early settlement right, we will deliver to such holder on the fundamental change early settlement date one share of convertible preferred stock for each purchase contract being settled as described under “— Purchase of Convertible Preferred Stock” above (and not, for the avoidance of doubt a reduced amount as described under “— Early Settlement” above) together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date. In the case of Corporate Units, if such holder has elected to settle the purchase contracts with cash, such holder will also receive, on the fundamental change early settlement date, the aggregate principal amount of notes underlying its Corporate Units. If a Corporate Unit holder has elected to settle the purchase contracts with the notes underlying its Corporate Units, such holder will also receive, on the fundamental change early settlement date, a cash amount equal to the aggregate accrued and unpaid deferred interest (including compounded interest thereon but excluding accrued and unpaid interest during the interest period in which the fundamental change early settlement date occurs) on the notes underlying its Corporate Units. In the case of Treasury Units, the collateral agent will, on the fundamental change early settlement date, (i) release the pro rata portion corresponding to the Treasury Units in respect of which the purchase contract component is being settled of any cash constituting Treasury Unit collateral from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest and (ii) liquidate an aggregate principal amount at maturity of qualifying Treasury securities constituting Treasury Unit collateral corresponding to the Treasury Units in respect of which the purchase contract component is being settled equal to a pro rata portion (or if such pro rata portion is not an integral multiple of such qualifying Treasury securities’ minimum denominations, the closest multiple of minimum denominations that would include such pro rata portion), release the proceeds of such liquidation in an amount equal to such pro rata portion (with any excess cash amounts as a result of liquidating qualifying Treasury securities in a denomination in excess of such pro rata portion remaining with the collateral agent as Treasury Unit collateral) from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 10 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of              Corporate Units. A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 Treasury Units.

Following a fundamental change, holders of Convertible Preferred Units must settle their purchase contracts early as described in this section and then may convert their shares of convertible preferred stock as described under “Description of the Convertible Preferred Stock — Conversion Rights — Make-Whole Premium Upon a Fundamental Change” in order to receive shares of our common stock.

Early Settlement Upon a Trigger Event

If a trigger event (as defined below) occurs prior to the first day in the optional remarketing window, all purchase contracts will mandatorily settle early on the date that is 25 calendar days after the occurrence of the trigger event or, if such day is not a business day, the immediately following business day (the “triggered early settlement date”). In connection with the occurrence of a trigger event, the remarketing agent will remarket the notes that are components of the Corporate Units and any separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units,” during each day of the five business day period (the “triggered early remarketing period”) ending on the third business day immediately preceding the triggered early settlement date. We refer to the remarketing during this period as the “triggered early remarketing” and the date we price the notes offered in the triggered early remarketing as the “triggered early remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least 100% of the principal amount of the notes being remarketed plus all accrued and unpaid interest thereon (excluding deferred interest and compounded interest thereon) to, but excluding, the triggered early settlement date (such amount, the “trigger event purchase price”). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described under “Description of the Notes — Interest Rate Reset.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the remarketing no later than 15 calendar days prior to the first day of the triggered early remarketing period. In such notice, we will set forth the dates of the triggered early remarketing period, applicable procedures for holders of separate notes to participate in the triggered early remarketing and any other applicable procedures, including the procedures that must be followed by a separate note holder in the case of a failed triggered early remarketing if a holder of separate notes wishes to exercise its right to put its notes to us as described in this prospectus supplement.

We have the right to postpone the triggered early remarketing in our absolute discretion on any day prior to the last three business days of the triggered early remarketing period.

Following the occurrence of a trigger event, we will either, at our election, (i) pay all outstanding accrued and unpaid deferred interest (including compounded interest thereon) in cash on the triggered early settlement date or (ii) issue deferral securities (as described under “Description of the Notes — Option to Defer Interest Payments” below) in an aggregate principal amount equal to the amount of all accrued and unpaid deferred interest (including compounded interest thereon), in each case to record holders of the notes on the 15th day prior to the triggered early settlement date. Accordingly, any remarketed notes will only have the right to receive accrued and unpaid interest from the interest payment date immediately preceding the triggered early settlement date, and not any deferred interest, which will be paid in cash or deferral securities as described above.

If the triggered early remarketing is successful:

•	settlement of the remarketed notes will occur on the triggered early settlement date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the triggered early settlement date;

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the triggered early settlement date;

•	any other modified terms of the notes will take effect on the triggered early settlement date in accordance with the terms of the indenture;

•	the interest deferral terms of the notes will no longer apply to all outstanding notes and no outstanding notes will carry any deferred interest (including compounded interest thereon);

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our convertible preferred stock under the related purchase contracts on the triggered early settlement date;

•

a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the triggered early settlement date; and

•	any remaining proceeds will be promptly remitted after the triggered early settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related notes on or prior to the last day of the triggered early remarketing period, at a price equal to or greater than the trigger event purchase price or (2) the triggered early remarketing has not occurred on or prior to the last day of the triggered early remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, holders of all notes will have the right to put their notes to us for an amount in cash equal to the principal amount of their notes, plus accrued and unpaid interest (excluding deferred interest and compounded interest thereon which is to be paid on the triggered early settlement date in cash or deferral securities as described above), on the triggered early settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to purchase our convertible preferred stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our convertible preferred stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

If a successful remarketing has not occurred on or prior to the last day of the triggered early remarketing period, we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last day of the triggered early remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Settlement of all purchase contracts will occur on the triggered early settlement date as described under “— Purchase of Convertible Preferred Stock” above.

A “trigger event” will be deemed to have occurred upon our filing any periodic or annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in respect of any fiscal quarter with financial statements for such fiscal quarter where our leverage ratio is equal to or greater than 6.0 for each of our three consecutive fiscal quarters immediately preceding, and including, such fiscal quarter.

Our “leverage ratio” for any fiscal quarter means (i) our adjusted debt as of the end of such quarter divided by (ii) our adjusted EBITDA for such quarter multiplied by four.

Our “adjusted debt” for any fiscal quarter means (i) our outstanding long-term debt and commercial paper as of the end of such quarter, plus (ii) our long-term debt due within one year of the end of such quarter, including any junior subordinated debt, but excluding any preferred stock on our balance sheet as of the end of such quarter, plus (iii) six times our annualized rent.

Our “adjusted EBITDA” as of any fiscal quarter means (i) our net income for such quarter, plus (ii) our tax expense for such quarter, plus (iii) our interest expense for such quarter, plus (iv) our quarterly rent, plus (v) depreciation and amortization for such quarter, plus (vi) any restructuring and merger related expenses up to a cumulative total of $450 million in aggregate through 2012 and all other non-cash charges, minus (vii) our quarterly interest income.

Our “annualized rent” shall be our annual rent expense as of our most recently completed fiscal year, as disclosed in the lease commitment footnote of our annual consolidated financial statements.

Our “quarterly rent” as of any fiscal quarter means our annualized rent divided by four.

Each of the inputs to our adjusted rent, adjusted debt, annualized rent, quarterly rent and adjusted EBITDA will be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) as applied and reflected in our related consolidated financial statements as of the relevant dates or relevant periods, except as provided in the next sentence. If, because of a change in GAAP that results in the cumulative effect of a change in accounting principle or a restatement, the leverage ratio is higher or lower than it would have been absent that change, then, for purposes of the calculations described in the test set forth above, commencing with the fiscal quarter for which that change in GAAP became effective, the leverage ratio will be calculated on a pro forma basis as if that change had not occurred.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable at a rate per year of     % of the stated amount per $100 purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of issuance of the Corporate Units to (but excluding) the earliest of the purchase contract settlement date, the triggered early settlement date, the fundamental change early settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts, and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2011 (we refer to each of these dates as a “contract adjustment payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant contract adjustment payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day provided that, if such business day falls in the next succeeding calendar month, the interest payment date will be brought forward to the immediately preceding business day, and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment, to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Convertible Preferred Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Convertible Preferred Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Convertible Preferred Units until the purchase contract settlement date or the triggered early settlement date, as applicable; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of     % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as compounded contract adjustment payments. We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to any shares of our capital stock.

The restrictions listed above do not apply to:

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries).

Upon any such termination, the collateral agent will release the notes, the applicable ownership interest in the Treasury portfolio, Treasury Unit collateral or cash, as the case may be, from the pledge arrangement and transfer such notes, the applicable ownership interest in the Treasury portfolio, Treasury Unit collateral or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party. We expect any such delay to be limited.

Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The notes that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury Unit collateral that is a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our convertible preferred stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute cash for the related note as provided for under “Description of the Convertible Preferred Units — Creating Treasury Units by Substituting Cash for a Note” and “Description of the Convertible Preferred Units — Creating Cash Settled Units”;

•

in the case of Treasury Units, to substitute a note for the related Treasury Unit collateral, as provided for under “Description of the Convertible Preferred Units — Recreating Corporate Units from Treasury Units”; and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of the Corporate Units, will retain ownership of the related Treasury Unit collateral or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “— Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the offices of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our convertible preferred stock will be delivered on the purchase contract settlement date or the triggered early settlement date, as applicable (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts — Termination”) at the offices of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date or the triggered early settlement date, as applicable, the shares of convertible preferred stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of the convertible preferred stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date or the triggered early settlement date, as applicable, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us and the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement;

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision; or

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Convertible Preferred Units in any material respect.

The purchase contract and pledge agreement will contain provisions preventing us and the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency of payment or reduce any contract adjustment payments;

•

impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•

except as described under “Description of the Purchase Contracts — Early Settlement,” reduce the number of shares of our convertible preferred stock purchasable under a purchase contract, increase the purchase price of the shares of our convertible preferred stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•

adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•

reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Merger, Sale or Lease

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•

either we are the continuing corporation or the successor entity is an entity duly organized under the laws of its jurisdiction of organization and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture and the remarketing agreement by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

•

we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture or the remarketing agreement or in material default in the performance of any other obligations thereunder.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Convertible Preferred Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, any triggered early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of convertible preferred stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date or the triggered early settlement date, as applicable, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

HSBC Bank USA, N.A. will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

HSBC Bank USA, N.A. and its affiliates maintain banking relationships with us and HSBC Bank USA, N.A. is the trustee for our outstanding junior subordinated notes.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury

Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury Unit collateral, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

The notes will be issued under a junior subordinated indenture dated as of November 22, 2005, as supplemented by a second supplemental indenture to be dated as of November     , 2010 (as so supplemented, the “indenture”), between us, and HSBC Bank USA, National Association, as trustee. The terms of the notes include those expressly set forth in the notes and the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the notes and the indenture and does not purport to be complete. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description. For the purposes of this description, the terms “we,” “our” and “us” refer to Stanley Black & Decker Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

General

We will issue the notes as a series of debt securities under the indenture. We may issue an unlimited amount of other securities under the indenture. The notes and all other debt securities issued previously or hereafter under the indenture are collectively referred to herein as the “indenture securities.”

The notes will be issued in fully registered form only, without coupons. Any notes that are issued as separate securities as a result of the creation of Treasury Units or Cash Settled Units or in connection with an early settlement, early settlement upon a fundamental change, a successful remarketing or a termination will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the trustee, as custodian for DTC, as depositary, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “— Book-Entry Issuance — The Depository Trust Company.” The authorized denominations of the notes will be $1,000 and any larger amount that is an integral multiple of $1,000. Except in limited circumstances described below, the notes that are issued as separate securities will not be exchangeable for notes in definitive certificated form.

Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note that corresponds to the stated amount of $100 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will not be subject to defeasance. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compounded interest thereon which will be due and payable at the end of the deferral period as described below under “— Option to Defer Interest Payments”), on November 17, 2018. As described below under “— Put Option Upon Failed Remarketing or Failed Triggered Early Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances. Except as set forth under “— Put Option Upon Failed Remarketing or Failed Triggered Early Remarketing” and “— Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness or the redemption or repurchase of securities by us. The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The notes are initially being offered in one series in the principal amount of $550,000,000. If we issue additional Convertible Preferred Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the notes, increase the principal amount of the series and issue more notes of such series having the same ranking, interest rate, maturity and other terms as the notes, and up to an additional $82,500,000 aggregate principal amount of notes will be issued. Any such new notes, together with the existing notes, will constitute a single series of securities under the indenture. The existing notes and any new notes of the same series having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We do not intend to list the notes on any securities exchange.

Ranking

The notes will be our direct, unsecured general obligations and will be subordinated and junior in right of payment to our existing and future senior indebtedness as defined under “— Subordination” below, to the extent and in the manner stated in the indenture. The notes will initially rank equally in right of payment with all of our other junior subordinated debt, including our existing 5.902% junior subordinated debt securities. The notes are not obligations of, or guaranteed by, any of our subsidiaries. As a result, the notes are structurally subordinated to all debt and other liabilities (including guarantees) of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the notes would have any claims to those assets. We may issue additional series of subordinated notes that rank senior to, junior to or equal in right of payment with the notes.

In connection with a successful remarketing, the ranking of all outstanding notes (whether or not remarketed) will be changed such that they rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness.

As of October 2, 2010, we had $3,004.5 million in principal amount of outstanding indebtedness (excluding $305.7 million of short-term borrowings), $2,691.8 million of which was senior indebtedness, and $312.7 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes. The notes are structurally subordinated to all debt and other liabilities of our subsidiaries. As of October 2, 2010, our subsidiaries had approximately $6,542.6 million of liabilities (excluding affiliate liabilities owed to Stanley Black & Decker, Inc.), including $2,356.2 million in principal amount of indebtedness (including guarantees) outstanding.

Subordination

Holders of the notes should recognize that contractual provisions in the indenture may prohibit us from making payments on the notes. The notes will initially rank equal in right of payment with our other junior subordinated debt, including our existing 5.902% junior subordinated debt securities. The notes will be subordinated and junior in right of payment, to our existing and future senior indebtedness, to the extent and in the manner stated in the indenture. The notes will also be structurally subordinated to all debt and other liabilities (including guarantees) of our subsidiaries.

“Senior indebtedness” means all of our obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following: (a) indebtedness for borrowed money, including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments; (b) obligations under synthetic leases, finances leases and capitalized leases; (c) our obligations, for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account; (d) any obligations with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and (e) all obligations of the types referred to in clauses (a), (b), (c) and (d) above of others which we have assumed, guaranteed or otherwise becomes liable for, under any agreement, unless, in the case of any particular indebtedness or obligation, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness or obligation is not superior in right of payment to or is equal in right of payment with the notes, as the case may be; provided that trade obligations incurred in the ordinary course of business shall not be deemed to be senior indebtedness.

This subordination will not prevent the occurrence of any event of default with respect to the notes. There is no limitation on the issuance of additional senior indebtedness by us in the indenture.

Principal and Interest

The notes will mature on November 17, 2018 (the “stated maturity date”), and will bear interest from the date of original issuance at the rate of     % per annum. Subject to any deferral as described below under “— Option to Defer Interest Payments,” interest will be payable initially quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an “interest payment date”), commencing on February 17, 2011. Following a successful remarketing as described below, interest will be payable semi-annually in arrears commencing on one of those interest payment dates selected by the remarketing agent in consultation with us.

Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the notes are registered at the close of business on the regular record date, which will be February 1, May 1, August 1 and November 1 (whether or not a business day), as the case may be, immediately preceding the applicable interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

If any date on which interest payments are to be made on the notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

The interest rate on the notes may be reset in connection with the remarketing as described below under “— Interest Rate Reset.” However, if there is not a successful remarketing of the notes, the interest rate will not be reset, and the notes will continue to bear interest at the initial interest rate, all as described below under “— Interest Rate Reset.” Following a successful remarketing, interest on such notes will be payable on a semi-annual basis.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earliest of (i) in the event of a successful final remarketing, the purchase contract settlement date, (ii) in the event of a successful triggered early remarketing, the triggered early settlement date, (iii) the fifth anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (iv) November 17, 2018.

Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest on the notes, (ii) in the event of a successful final remarketing, the purchase contract settlement date, (iii), in the event of a successful triggered early remarketing, the triggered early settlement date, (iv) the fifth anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (v) November 17, 2018.

We will give the holders of the notes and the trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to November 17, 2018.

Following a trigger event, we may elect to repay all outstanding accrued and unpaid deferred interest (including compounded interest thereon) by issuing to the holders of the notes on the triggered early settlement date, deferral securities in principal amount equal to the amount of such accrued and unpaid deferred interest (including compounded interest thereon).

In the event that we pay any deferred interest on a note by issuance of deferral securities, such deferral securities will:

•	have a maturity date of November 17, 2018;

•

bear interest at an annual rate that is equal to the then market rate of interest for similar instruments (not to exceed 15.00%), as determined by a nationally-recognized investment banking firm selected by us;

•	rank on parity with the notes (as of their date of issuance and not taking into account the modifications to the ranking of the notes in connection with a successful remarketing); and

•	be redeemable at our option at any time at their principal amount plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We will not have any right to defer payment of any accrued and unpaid interest on the deferral securities.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash on the purchase contract settlement date to the holders of the notes (whether or not such notes were remarketed in such remarketing) as of the immediately preceding record date prior to the purchase contract settlement date. In addition, in connection with any successful remarketing during the triggered early remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will, at our election, either be paid in cash or we will issue deferral securities in an aggregate principal amount equal to the amount of such accrued and unpaid deferred interest (including compounded interest thereon) on the triggered early settlement date to the holders of the notes (whether or not such notes were remarketed in such remarketing) as of the immediately preceding record date prior to the triggered early settlement date.

If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on the notes as described above. The indenture does not limit the number or frequency of interest deferral periods except as described above.

If we have not paid all such deferred interest (including compounded interest thereon) in cash (or, at our election, by issuing deferral securities as described above only in the case of a trigger event) on or prior to the 30th day following the end of the deferral period, we will be in default under the indenture. See “— Events of Default” below. We currently do not intend to exercise our option to defer interest on the notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that until the (i) the purchase contract settlement date, (ii) the triggered early settlement date and (iii) the optional remarketing settlement date, as applicable, if:

•	an event of default has occurred and is continuing;

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced; or

•	a deferral period is continuing with respect to the notes,

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing);

•	make any contract adjustment payments; or

•

make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing).

The restrictions listed above do not apply to:

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts — Remarketing.”

The interest deferral provisions of the notes will not apply to the notes remarketed in any remarketing. In connection with a successful remarketing:

•

all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness;

•	the interest rate on all outstanding notes (whether or not remarketed) may be reset as described below; and

•	interest will be payable semi-annually in arrears as described below.

In order to remarket the notes, the remarketing agent may, in consultation with us, reset the interest rate on the notes (either upward or downward) in order to produce the required price in the remarketing.

Notwithstanding anything to the contrary, we may only elect to conduct an optional remarketing if we are not then deferring interest on the notes.

Remarketing of Notes That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in such remarketing in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period, a triggered early remarketing period or the final remarketing period, as applicable. In the event of a successful remarketing during the optional remarketing period, each holder of separate notes that elects to have its notes remarketed will receive, for each $1,000 principal amount note sold, the remarketing price per note on the optional remarketing settlement date. The “remarketing price per note” shall mean, for each $1,000 principal amount note, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of notes included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the notes in an optional remarketing, the “separate notes purchase price” means the amount in cash equal to the product of (A) the remarketing price per note and (B) the number of $1,000 principal amount of notes included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate notes that elects to have its notes remarketed will receive an amount, for each $1,000 principal amount of notes, equal to $1,000 in cash on the purchase contract settlement date. Any accrued and unpaid interest on such notes, including any accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash by us, on the purchase contract settlement date, to holders of record on the immediately preceding interest record date. In the event of a successful remarketing during the triggered early remarketing period, each holder of separate notes that elects to have its notes remarketed shall receive an amount, for each $1,000 principal amount of notes, equal to $1,000 plus any accrued and unpaid interest on such notes (excluding deferred interest and compounded interest thereon) in cash. We will pay any deferred interest and compounded interest on such notes in cash or by issuing deferral securities in an aggregate principal amount equal to the amount of all such deferred interest (including compounded interest thereon) to such holder on the triggered early settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the notes may be reset effective on the settlement date of the remarketing, which will be, in the case of a successful optional remarketing, the third business day following the optional remarketing date and, in the case of the final remarketing period or a triggered early remarketing period, the purchase contract settlement date or triggered early settlement date, as applicable. If a reset occurs pursuant to a successful optional remarketing, the reset rate of such notes will be the interest rate determined by the remarketing agent as the rate the notes should bear in order for the aggregate principal amount of such notes to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing or a successful triggered early remarketing, the reset rate will be the interest rate determined by the remarketing agent as the rate the notes should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the notes being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on such notes will be payable on a semi-annual basis.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of     %.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option Upon Failed Remarketing or Failed Triggered Early Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period or a triggered early remarketing period, as applicable, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date or triggered early settlement date, as applicable, upon at least two business days’ prior notice in the case of notes that are not included in Corporate Units, at a price equal to the principal amount of such notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon). Holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts — Remarketing.”

Redemption

We will not have the right to redeem the notes.

Payment

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, payments on the notes will be made as described therein.

If we default in paying interest on a note, we will pay such interest either

•	on a special record date between 10 and 15 calendar days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the notes may be listed for trading.

We will pay principal of and any interest on the notes at maturity upon presentation of the notes at the corporate trust office of HSBC Bank USA, National Association in New York, New York, as our paying agent for the notes. In our discretion, we may change the place of payment on the notes, and we may remove any paying agent and may appoint one or more additional paying agents (including us or any of our affiliates).

If any interest payment date or the maturity of a note falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity, as the case may be, to the date of such payment on the next succeeding business day. “Business day,” means any day other than a Saturday or a Sunday or a day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

Form; Transfers; Exchanges

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Issuance — The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate notes will be made as described therein. In the event that the book-entry only system is discontinued, and the separate notes are issued in certificated form, you may exchange or transfer notes at the corporate trust office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar;” the security registrar will also perform transfers. In our discretion, we may change the place for registration of transfer of the notes and may remove and/or appoint one or more additional security registrars (including us or any of our affiliates).

There will be no service charge for any transfer or exchange of the notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Certain Trading Characteristics

To the extent the notes trade separately from the Convertible Preferred Units, the notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest (except for interest accrued after a regular record date and prior to an interest payment date, which interest will be payable to the holders as of the regular record date, as described above); thus, purchasers will not pay, and sellers will not receive, accrued and unpaid interest with respect to the notes that is not included in the trading price thereof. Any portion of the trading price of a note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the note.

Events of Default

An “event of default” with respect to the notes will occur if

•

we do not pay any interest on any note within 30 calendar days following an interest payment date, or if interest is deferred, following the end of a deferral period (whether in cash or, if permitted, by issuing deferral securities as described above);

•	we do not pay principal on any note on its due date;

•	we file for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur.

No event of default with respect to the notes necessarily constitutes an event of default with respect to the indenture securities of any other series issued under the indenture.

Remedies

Acceleration

Any One Series. If an event of default occurs and is continuing with respect to any one series of indenture securities, then either the trustee or the holders of 10% in principal amount of the outstanding indenture securities of such series may declare the principal amount of all of the indenture securities of such series to be due and payable immediately.

More Than One Series. If an event of default occurs and is then continuing with respect to more than one series of indenture securities, then either the trustee or the holders of at least 10% of the aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by the holders of at least 10% of the aggregate principal amount of the outstanding indenture securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

•	we pay or deposit with the trustee a sum sufficient to pay

O	all overdue interest;

O	the principal of and any premium which have become due otherwise than by such declaration of acceleration and interest thereon;

O	interest on overdue interest to the extent lawful; and

O	all amounts due to the trustee under the indenture; and

•

all events of default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. For more information as to waiver of defaults, see “— Waiver of Default and of Compliance” below.

Control by Holders; Limitations

Subject to the indenture, if an event of default with respect to the indenture securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding indenture securities of that series will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the trustee or (ii) exercising any trust or power conferred on the trustee with respect to the indenture securities of such series.

If an event of default is continuing with respect to more than one series of indenture securities, the holders of a majority in aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the indenture securities of any one of such series.

These rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture or be unduly prejudicial to the rights of holders of notes of other series; and

•	the holders’ directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

The trustee may also take any other action it deems proper that is consistent with the holders’ direction. With respect to events of default and other defaults in the performance of, or breach of, covenants in the indenture that do not constitute events of default, if any such event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indenture) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indenture provides that no holder of any indenture security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless

•	that holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least 10% in aggregate principal amount of the outstanding indenture securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default

•	the holders have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 calendar days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding indenture securities of all affected series, considered as one class.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

We shall provide written notice to the trustee immediately upon becoming aware of any default or event of default. Within 30 calendar days of the trustee obtaining actual knowledge of the occurrence of any default or event of default, the Trustee will transmit notice of default to the holders of the notes, unless such default or event of default is cured or waived.

Upon our application or demand to the trustee to take any action under the indenture, we will furnish the trustee with a statement as to their compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The holders of a majority in principal amount of the outstanding notes may waive, on behalf of the holders of all outstanding notes, any past default under the indenture, except a default in the payment of principal or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the holder of each outstanding indenture security.

Compliance with certain covenants in the indenture or otherwise provided with respect to indenture securities may be waived by the holders of a majority in aggregate principal amount of the affected indenture securities, considered as one class.

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, we have agreed in the indenture to preserve our corporate existence.

We have also agreed not to consolidate with or merge or convert into any other entity or convey, transfer, sell or lease all or substantially all of our properties and assets substantially as an entirety to any entity unless:

•

the entity formed by such consolidation or into which we are merged or the entity which acquires or which leases its property and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any political subdivision thereof of incorporation and expressly assumes, by supplemental indenture, the due and punctual payment of the principal and interest on all the outstanding notes and the performance of all of its covenants and obligations under the indenture; and

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

The indenture does not prevent or restrict:

•	any consolidation or merger after the consummation of which we would be the surviving or resulting entity; or

•	any conveyance or other transfer, or lease, of any part of our properties which does not constitute the entirety, or substantially the entirety, thereof.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of indenture securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of indenture securities, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of indenture securities;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the holders;

•	to provide security for the indenture securities of any series;

•	to establish the form or terms of indenture securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of indenture securities;

•	to change any place or places where

O	we may pay principal, premium and interest,

O	indenture securities may be surrendered for transfer or exchange, and

O	notices and demands to or upon us may be served;

•	to cure any ambiguity, defect or inconsistency; or

•

to make any other changes that do not adversely affect the interests of the holders in any material respect; provided, however, that any supplemental indenture made solely to conform the provisions of the indenture to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders.

If the Trust Indenture Act is amended after the date of the supplemental indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, as of the date of the supplemental indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or evidence such amendment.

With Holder Consent

Except as provided above, the consent of the holders of at least a majority in aggregate principal amount of the indenture securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, changing or eliminating any of the provisions of the indenture pursuant to a supplemental indenture.

However, no amendment or modification may, without the consent of the holder of each outstanding indenture security directly affected thereby,

•

change the stated maturity of the principal or interest on any indenture security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any indenture security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture;

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults;

•	cause a “significant modification” of the notes within the meaning of Treasury Regulation § 1.1001-3;

•	modify the put right of holders of the notes upon a failed remarketing in a manner adverse to the holders; or

•

modify the remarketing provisions of the notes in a manner adverse to the holders, it being understood that the modification of the ranking provisions (along with the related modification of the covenants and the events of default), elimination of the interest deferral provisions, any reset of the interest rate of the notes in connection with a successful remarketing is permitted under the indenture and does not require any modification to the provisions of the indenture.

A supplemental indenture that changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of indenture securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of indenture securities of any other series.

In addition, without the consent of any holder of a note, we and the trustee may amend the indenture to conform the provisions of the indenture to the “Description of the Convertible Preferred Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” sections in this prospectus supplement.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular indenture securities, such action may be taken only by persons who are holders of such indenture securities at the close of business on the record date.

Satisfaction and Discharge

The notes will not be subject to defeasance.

The indenture will be deemed satisfied and discharged when no indenture securities remain outstanding and when we have paid all other sums payable by us under the indenture.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding indenture securities of any series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Agreement by Purchasers of Certain Tax Treatment

Each note will provide that, by acceptance of the note or a beneficial interest therein, you intend that the note constitutes debt and you agree to treat it as debt for U.S. federal, state and local tax purposes (unless otherwise required by a taxing authority). See “Certain United States Federal Income Tax Consequences.”

Title

We, the trustee, and any agent of ours or the trustee, will treat the person or entity in whose name indenture securities are registered as the absolute owner of those indenture securities (whether or not the indenture securities may be overdue) for the purpose of making payments (subject to the record date provisions of the indenture) and for all other purposes irrespective of notice to the contrary.

Governing Law

The indenture and the indenture securities provide that they will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable.

Regarding the Trustee

The trustee under the indenture is HSBC Bank USA, National Association. In addition to acting as trustee, HSBC Bank USA, National Association and its affiliates also maintain various banking and trust relationships with us and our affiliates.

Book-Entry Issuance — The Depository Trust Company

The notes that form a part of the Corporate Units will be issued in fully registered form and will be evidenced by one or more global notes held in certificated form in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the trustee as custodian for DTC. See “Description of the Convertible Preferred Units — Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note

(“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the notes. Transfers of ownership interests on the notes are to be accomplished by entries made on the books of Direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the notes.

Payments of principal and interest on the notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the purchase price, principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving us or the trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The description in this prospectus supplement is a summary of some of the terms of our convertible preferred stock. The description of the convertible preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, as amended, including the certificate of amendment creating the convertible preferred stock and our by-laws, as currently in effect, and applicable laws. Copies of the certificate of amendment and the form of stock certificate evidencing the convertible preferred stock are available upon request from us.

General

Under our Restated Certificate of Incorporation, as amended, our board of directors designated 6,325,000 shares our authorized but unissued preferred stock as, and approved a certificate of amendment creating, a series of our preferred stock, designated as the     % Series B Perpetual Cumulative Convertible preferred stock, which we refer to as the “convertible preferred stock.” We shall not (i) change any terms of the convertible preferred stock except as set forth in the certificate of amendment and (ii) issue any additional shares of the convertible preferred stock other than in accordance with the purchase contract.

In connection with settlements of the purchase contract:

•

we will issue an aggregate of up to 5,500,000 shares of the convertible preferred stock, or 6,325,000 shares if the underwriters exercised in full their over-allotment option on the Convertible Preferred Units in full; and

•	when issued in accordance with this prospectus supplement and the accompanying prospectus, the convertible preferred stock will be validly issued, fully paid and non-assessable.

We do not intend to list the convertible preferred stock on any securities exchange.

Ranking

The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•

senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our and our subsidiaries’ existing and future indebtedness (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the convertible preferred stock.

Dividends

Holders of the convertible preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of     % per annum of the $100 liquidation preference per share of the convertible preferred stock.

Unless any convertible preferred stock is issued in early settlement of the purchase contracts prior to the purchase contract settlement date or triggered early settlement date, as applicable, once the convertible preferred stock is issued on the purchase contract settlement date or triggered early settlement date, as applicable, dividends thereon will accumulate from the purchase contract settlement date or triggered early settlement date, as applicable, or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment, and will be payable to investors in cash quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, each a “dividend payment date,” to the person whose name appears in our stock records at the close of business on the applicable record date, which shall be the first day of the month in which the dividend payment date falls, or any other date designated by our board of directors as the record date for the payment of a dividend that is not more than 30 and not fewer than 10 calendar days prior to the scheduled dividend payment date.

However, if any convertible preferred stock is issued prior to the purchase contract settlement date or triggered early settlement date, as applicable, in early settlement of the purchase contracts and no shares of convertible preferred stock have previously been issued, dividends thereon will accumulate from the date of issuance of such convertible preferred stock (the “date of first issuance”) or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent dividend payment date. If any convertible preferred stock is issued prior to the purchase contract settlement date or triggered early settlement date, as applicable, in early settlement of the purchase contracts and shares of convertible preferred stock have previously been issued, dividends will accumulate on such shares of convertible preferred stock from the date of first issuance or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent dividend payment date. Dividends will accumulate on shares of convertible preferred stock issued on the purchase contract settlement date or triggered early settlement date, as applicable, if shares of convertible preferred stock have been previously issued in early settlement of the purchase contracts, from the date of first issuance or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment. We refer to each period beginning on and including a dividend payment date (or, if no dividends have been paid on the convertible preferred stock, the earliest of date of first issuance, the purchase contract settlement date and the triggered early settlement date) to but excluding the next dividend payment date as a “dividend period.”

If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.

Dividends on the convertible preferred stock will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next paragraph, unless full cumulative dividends on the convertible preferred stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock, for any period; or

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the convertible preferred stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking junior to the convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock, we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of the convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. Accrued dividends on shares of convertible preferred stock will not bear interest if dividends are paid subsequent to the applicable dividend payment date.

Holders of shares of the convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Connecticut law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of the convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $100 per share of the convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) and accrued dividends up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets, then holders of shares of the convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of the convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

No Maturity

The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “— Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides to convert it, or we elect to redeem it. See “— Conversion Rights,” and “— Optional Redemption” below.

Optional Redemption

We may not redeem any shares of the convertible preferred stock before December 22, 2015. On or after December 22, 2015, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date. The redemption price will be paid solely in cash. If full cumulative dividends on the convertible preferred stock have not been paid, the convertible preferred stock may not be called for redemption.

In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price and the settlement method of the convertible preferred stock if the holder elects to convert. In addition, we will (i) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, (ii) issue a press release containing such information and (iii) publish such information on our website on the World Wide Web.

If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we shall, with respect to:

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shares of the convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock; and

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shares of the convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of the convertible preferred stock.

If on the redemption date DTC or the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible preferred stock delivered for redemption in accordance with the terms of the certificate of amendment, dividends will cease to accumulate on those shares of the convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of the convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.

If the redemption date falls after a dividend payment record date and before the related dividend payment date, holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.

Limited Voting Rights

Holders of shares of the convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.

Preferred Stock Directors

If at any time dividends on the convertible preferred stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all accumulated unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

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a special meeting called by holders of at least 10% of the outstanding shares of the convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the convertible preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the convertible preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director shall be entitled to one vote on any matter.

When a Supermajority Vote is Required

So long as any shares of the convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

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authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our certificate of incorporation, so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock.

For the avoidance of doubt, no change shall be made to the terms of the convertible preferred stock except under limited circumstances as set forth in the certificate of amendment.

Holders of shares of the convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of the convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of the convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have converted or redeemed upon proper procedures all outstanding shares of the convertible preferred stock.

Conversion Rights

General

Holders of shares of the convertible preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock at a conversion rate of              shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $             per share of our common stock. If we call the convertible preferred stock for redemption, holders may convert their convertible preferred stock at any time prior to the close of business on the business day immediately preceding the redemption date. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “— Settlement upon Conversion.”

Upon settlement of a conversion of the convertible preferred stock and subject to the limits in the succeeding paragraph, a holder will not receive cash payment of accrued and unpaid dividends as described under “— Dividends” and we will not make any payments in respect of or adjust the conversion rate to account for accrued and unpaid dividends to the conversion date except as provided under “Make-Whole Premium Upon a Fundamental Change.”

If a holder of shares of convertible preferred stock exercises its conversion rights, upon settlement of the conversion obligation, those shares will cease to cumulate dividends as of the end of the day immediately preceding the date of conversion. A holder of shares of convertible preferred stock on the record date for the payment of a dividend will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date to the dividend payment date. However, convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted.

Notwithstanding the foregoing, if shares of convertible preferred stock are surrendered for conversion after the close of business on any dividend payment record date and before the opening of business on the corresponding dividend payment date, and we have called such shares of convertible preferred stock for redemption during such period, the holder who tenders such shares for conversion will receive the dividend payable on such dividend payment date and need not include payment of the amount of such dividend upon surrender of shares of convertible preferred stock for conversion.

In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of the convertible preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date unless we default in the payment of the redemption price of those shares.

Make-Whole Premium Upon a Fundamental Change

If a fundamental change (as defined below) occurs, a holder may elect to convert the convertible preferred stock in connection with the fundamental change (the right of conversion, “fundamental change conversion right”) at an adjusted conversion rate as follows:

•

If the stock price (as defined below) is greater than or equal to $             (the closing price of our common stock on the pricing date of this offering) per share, subject to adjustment in the same manner as the stock prices in the table below, the conversion rate will be increased by a fundamental change make-whole premium determined by reference to the table below; and

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if the stock price (as defined below) is less than $             (the closing price of our common stock on the pricing date of this offering) per share, subject to adjustment in the same manner as the stock prices in the table below, the conversion rate will be equal to the $100 liquidation preference plus all accumulated and unpaid dividends to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date (as defined below) (the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed              shares of common stock per share of convertible preferred stock (subject to adjustment as set forth under “—Conversion Rate Adjustments”), which is equal to the $100 liquidation preference divided by 50% of the closing price of our common stock on the pricing date of this offering.

A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change if the conversion date occurs after and including the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change, provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”

The fundamental change make-whole premium will be determined by reference to the table below and is based on the effective date of the fundamental change, which we refer to as the “effective date,” and the “stock price.” In the case of a fundamental change described in clause (i) of the definition thereof, the stock price shall be the cash amount paid per share of our common stock. In all other cases, the stock price shall be the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the convertible preferred stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional shares set forth in the table above will be subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
November , 2010
November 17, 2011
November 17, 2012
November 17, 2013
November 17, 2014
December 22, 2015 and thereafter

The hypothetical stock prices and additional share amounts set forth above are based on a common stock price of $             per share on November     , 2010 and an initial conversion price of $             per share.

The actual stock price and effective date may not be set forth on the table, in which case:

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if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the fundamental change make-whole premium will be determined by a straight-line interpolation between the fundamental change make-whole premiums set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $ per share, subject to adjustment in the same manner as the stock prices in the table above, no fundamental change make-whole premium will be paid; and

•

if the stock price is less than $             per share, subject to adjustment in the same manner as the stock prices in the table above, no fundamental change make-whole premium will be paid, and the conversion rate will instead be determined in accordance with the second bullet under “Make-Whole Premium Upon a Fundamental Change” above.

To the extent practicable, we will provide each holder of convertible preferred stock with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will send a notice to holders of a fundamental change within five business days after the effective date of the fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

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the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than $             per share, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline; and

•	if the stock price is less than $ (the closing price of our common stock on the pricing date of this offering) per share,

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the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the business day immediately following the fundamental change conversion deadline; and

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if the fundamental change settlement date falls on or after November 17, 2015, the settlement method for all conversions in exercise of the fundamental change conversion right, including, in the case of combination settlement, the amount of cash per share of convertible preferred stock we will pay in settlement of any such conversions.

To exercise the fundamental change conversion right, a holder of the convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

If the stock price is greater than or equal to $             per share, the convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted into cash, shares of our common stock or a combination thereof at our election in accordance with “— Settlement Upon Conversion” below . If the stock price is less than $             per share, then notwithstanding anything herein to the contrary:

•	any such conversions will settle on the fundamental change settlement date;

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if we have validly elected cash settlement, we will deliver an amount of cash per share of convertible preferred stock equal to the conversion rate described above multiplied by the fundamental change settlement price; and

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if we have validly elected combination settlement, we will deliver, in addition to the amount of cash per share of convertible preferred stock specified in the fundamental change company notice, a number of shares of common stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (i) the conversion rate described above multiplied by the fundamental change settlement price minus (ii) the amount of cash per share specified in the fundamental change company notice, and the denominator of which is the fundamental change settlement price.

Our obligation to pay the fundamental change make-whole premium may constitute a penalty under applicable contract law, and therefore its enforceability cannot be assured.

A “fundamental change” will be deemed to have occurred at the time that either of the following occurs:

(i) any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or

(ii) our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.

Conversion Procedures

Holders of shares of the convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this prospectus supplement. Holders of shares of the convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors or a committee of our board of directors, the certificate or certificates, if any, for the shares of the convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of the convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of the convertible preferred stock wishes the certificate or certificates, if any, for the shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of the convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of the convertible preferred stock. The date on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of the convertible preferred stock. As promptly as practicable after the conversion date with respect to any shares of the convertible preferred stock, we will reflect in our stock records the cancellation of the convertible preferred stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock are entitled as a result of the conversion, if any, as if such conversion date (in the case of a settlement in shares of our common stock (and cash in lieu of fractional shares) prior to November 17, 2015 or any physical settlement made thereafter) or the final day of the observation period (in the case of a combination settlement). In addition, if the common stock to be issued upon conversion is certificated, promptly after the issuance of the common stock certificate (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than 2 business days after, the surrender of the certificates representing the shares that are converted) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock, or the transferee of the holder of such shares of the convertible preferred stock, will be entitled and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of the convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of the convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of our common stock.

Holders of shares of the convertible preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the convertible preferred stock into shares of our common stock, if any. If more than one share of the convertible preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of our common stock issuable upon conversion of those shares of the convertible preferred stock will be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of the convertible preferred stock, a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock.

Before the delivery of any securities upon conversion of shares of the convertible preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of the convertible preferred stock will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Settlement upon Conversion

To satisfy our obligations upon a conversion prior to November 17, 2015, we may only deliver shares of our common stock, together with cash in lieu of fractional shares. To satisfy our obligations upon a conversion on or after November 17, 2015, we may elect to pay or deliver, as the case may be, solely shares of our common stock, together with cash in lieu of fractional shares (“physical settlement”), solely cash (“cash settlement”) or a combination of cash and our common stock (“combination settlement”). We refer to each of these elections as a “settlement method.”

We will not have any obligation to use the same settlement method with respect to conversions occurring on different conversion dates on or after November 17, 2015, except that we will use the same settlement method for all conversions following our delivery of a notice of redemption to holders of the convertible preferred stock to and including the related redemption date, regardless of the conversion date. If we elect a settlement method, we will inform holders so converting through the conversion agent of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that in the case of any conversions of convertible preferred stock called for redemption, we will elect our settlement method in the redemption notice. If we do not provide notice electing a settlement method in respect of any conversion of the convertible preferred stock, we will be deemed to have elected physical settlement.

Settlement amounts will be computed as follows:

•	if we elect physical settlement or any shares of convertible preferred stock are converted prior to November 17, 2015, we will deliver to the converting holder a number of shares of our common stock equal to the number of shares of convertible preferred stock to be converted multiplied by the applicable conversion rate;

•

if we elect cash settlement, we will deliver to the converting holder, in respect of each $100 liquidation preference of the convertible preferred stock being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

•

if we elect combination settlement, we will deliver to the converting holder in respect of each $100 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

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cash equal to the lesser of (i) a dollar amount per share of the convertible preferred stock to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•

to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.

“Daily VWAP” means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SWK.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of the primary exchange or market on which our common stock is listed or traded to the scheduled close of such exchange or market on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the second trading day after the conversion date for such share of convertible preferred stock, provided that if we have called the convertible preferred stock for redemption, the observation period will be the 20 consecutive trading days starting on the 22nd scheduled trading day prior to the redemption date.

“Trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, in the principal other market on which our common stock is then traded. If our common stock (or other security for which a daily VWAP must be determined) is not so listed or quoted, “trading day” means a “business day.”

“Market disruption event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Scheduled trading day” means any day that is scheduled to be a trading day.

If we elect physical settlement or any shares of convertible preferred stock are converted prior to November 17, 2015, we will deliver the settlement amount to converting holders on the third trading day following the conversion date, but such holders will be deemed to be the owners of the shares of our common stock included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the third trading day following the final trading day of the relevant observation period and such holders will only be deemed to be the owners of any of the shares of our common stock included in the settlement amount upon the delivery of such shares.

We will not issue fractional shares upon conversion of the convertible preferred stock. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP of our common stock on the relevant conversion date (in the case of physical settlement) or based on the Daily VWAP of our common stock on the last trading day of the relevant observation period (in the case of combination settlement).

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each share of convertible preferred stock will be changed into a right to convert into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion, as set forth under “— Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion as set forth under “— Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion as set forth under “— Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any fundamental change make-whole premium), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third scheduled trading day immediately following the conversion date. We will notify holders of the weighted average as soon as practicable after such determination is made.

In connection with any adjustment to the conversion rate described below, we will also adjust the initial dividend threshold (as defined under “— Conversion Rate Adjustments”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Conversion Rate Adjustments

The applicable conversion rate shall be adjusted from time to time for any of the following events that occur following the original issue date of the Convertible Preferred Units (regardless of whether any convertible preferred stock has been issued at the time of any such event):

(1)	If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0	x	OS1
OS0

where:

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date, or the effective date of such share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this clause (1) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all holders of our common stock any rights, warrants or options entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0	x	(OS0 + X)
(OS0 + Y)

where:

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the applicable closing price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3)	If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock, excluding:

(A)	dividends, distributions, rights, warrants or options as to which an adjustment was effected in clause (1) or (2) above;

(B)	dividends or distributions paid exclusively in cash; and

(C)	spin-offs described below in this clause (3),

then the conversion rate will be increased based on the following formula:

CR1 = CR0	x	SP0
(SP0 – FMV)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date and the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the ex-dividend date for such distribution.

If we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (which we refer to as a “spin-off”), the conversion rate in effect immediately following the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR1 = CR0	x	(FMV0 + MP0)
MP0

where:

CR0 = the conversion rate in effect on the 10th trading day immediately following, and including the effective date of the spin-off;

CR1 = the new conversion rate immediately after the 10th trading day immediately following (and including) the effective date of the spin-off;

FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after (and including) the effective date of the spin-off; and

MP0 = the average of the closing prices of our common stock over the first 10 consecutive trading days after (and including) the effective date of the spin-off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur at the close of business on the 10th trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this clause (3) to 10 consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, and including the conversion date in determining the applicable conversion rate adjustment for such conversion.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4A)	If any regular, quarterly cash dividend or distribution made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.34 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0	x	SP0 – IDT
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

C = the amount in cash per share we distribute to holders of our common stock; and

IDT = the initial dividend threshold.

If C is greater than or equal to SP0, then, in lieu of any adjustment under this clause (4A), we shall make adequate provision so that each holder of convertible preferred stock shall have the right to receive upon conversion for each share of convertible preferred stock, in addition to any shares of common stock issuable upon such conversion, the amount of cash such holder would have received had such holder held a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the conversion rate under this clause (4A).

(4B)	If we pay any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0	x	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect on and after the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

If C is greater than or equal to SP0, then in lieu of any adjustment under this clause (4B), we shall make adequate provision so that each holder of the convertible preferred stock shall have the right to receive upon conversion for each share of convertible preferred stock, in addition to any shares of common stock issuable upon such conversion, the amount of cash such holder would have received had such holder held a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution.

An adjustment to the conversion rate made pursuant to clause (4A) or (4B) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in clause (4A) or (4B) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0	x	(AC + (SP1 x OS1))
SP1 x OS0

where:

CR0 = the conversion rate in effect on the trading day on which such tender or exchange offer expires;

CR1 = the conversion rate in effect on the trading day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this clause (5) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

We currently have a rights plan with respect to our common stock. If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, in addition to shares of our common stock, if any, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, delivered upon conversion of convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its shares of the convertible preferred stock on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common stock as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.

No adjustment to the conversion rate will be made if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder, without having to convert their convertible preferred stock.

The conversion rate will not be adjusted except as specifically set forth in this “Conversion Rate Adjustments” and in “— Make-Whole Amount upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•

the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock;

•	accrued and unpaid dividends or accrued and unpaid interest; and

•	the issuance of limited partnership units by us and the issuance of our common stock or the payment of cash upon redemption thereof.

All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% upon any conversion of convertible preferred stock. Notwithstanding the foregoing, all such carried forward adjustments shall be made on the conversion date with respect to any converted shares of convertible preferred stock, regardless of whether the aggregate adjustment is less than one percent on the conversion date.

In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Certain United States Federal Income Tax Considerations — U.S. Holders — Convertible Preferred Stock — Constructive Distributions” below. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Certain United States Federal Income Tax Considerations — Non-U.S. Holders.”

Adjustments of Prices

Whenever any provision of the certificate of amendment requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Transfer Agent, Registrar, Paying Agent, Conversion Agent

The registrar and transfer agent for the convertible preferred stock is Computershare Investor Services, LLC.

The paying agent and conversion agent for the convertible preferred stock is The Bank of New York Mellon.

Certain Book-Entry Procedures for the Convertible Preferred Stock

The convertible preferred stock will be issued in the form of one or more global certificates, which are referred to as “global securities,” registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the convertible preferred stock represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, convertible preferred stock in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the convertible preferred stock so long as the convertible preferred stock is represented by a global security.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of the convertible preferred stock in certificated form and will not be considered the holders (as defined in the certificate of amendment) thereof for any purpose under the certificate of amendment, and no global security representing the convertible preferred stock shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the certificate of amendment.

We will issue the convertible preferred stock in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by us within 90 calendar days. In addition beneficial interests in a global security certificate may be exchanged for definitive certificated convertible preferred stock upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such convertible preferred stock. If we determine at any time that the convertible preferred stock shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw such representation by global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global convertible preferred stock, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for convertible preferred stock certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

Concurrently with this offering of Convertible Preferred Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of our common stock equal to the number of shares of common stock underlying the maximum number of shares of convertible preferred stock issuable upon settlement of the purchase contracts if the underwriters exercise their over-allotment option in full. Each of the capped call transactions has a term of approximately five years and initially has a lower strike price of $            , which corresponds to the initial conversion price of the convertible preferred stock, and an upper strike price of $            , which is approximately     % higher than the closing price of our common stock on November     , 2010.

The capped call transactions are separate transactions to be entered into by us and the capped call counterparties described above, are not part of the terms of the Convertible Preferred Units and will not affect the holders’ rights under the Convertible Preferred Units. As a holder of the Convertible Preferred Units, you will not have any rights with respect to the capped call transactions.

The capped call transactions may be settled by net share settlement or, at our option and subject to certain conditions, cash settlement, physical settlement or modified physical settlement (in which case the number of shares we will receive will be reduced by a number of shares based on the excess, if any, of the volume-weighted average price of our common stock, as measured under the terms of the capped call transactions, over the upper strike price of the capped call transactions). If the capped call transactions are exercised and the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the lower strike price of the capped call transactions but not greater than the upper strike price of the capped call transactions, then the value we expect to receive from the capped call counterparties will be generally based on the amount of such excess. As a result, the capped call transactions may offset the potential dilution upon conversion of the convertible preferred stock. If, however, the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the upper strike price of the capped call transactions, the value we expect to receive upon the exercise of the capped call transactions (or portions thereof) will be approximately equal to (x) the excess of the upper strike price of the capped call transactions over the strike price of the capped call transactions times (y) the number of shares of our common stock relating to the capped call transactions (or the portions thereof) being exercised, in each case as determined under the terms of the capped call transactions. As a result, the dilution mitigation under the capped call transactions will be limited based on such capped value. See “Risk Factors — Risks Related to the Convertible Preferred Units — The capped call transactions may affect the value of the Convertible Preferred Units, the convertible preferred stock, and our common stock.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Units (including components thereof), our convertible preferred stock acquired under a purchase contract and our common stock acquired upon conversion of our convertible preferred stock. Unless otherwise stated, this summary deals only with Convertible Preferred Units (including components thereof), convertible preferred stock, and common stock held as capital assets (generally, assets held for investment) by holders that purchase Convertible Preferred Units pursuant to this offering at the initial offering price. The tax treatment of a holder may vary depending on the holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies; broker-dealers; tax-exempt organizations; regulated investment companies; persons holding Convertible Preferred Units, our convertible preferred stock, or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment; partnerships (or other entities classified as partnerships for United States federal income tax purposes) and their partners; and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis.

Holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, owning, and disposing of the Convertible Preferred Units (including components thereof), our convertible preferred stock, and our common stock, including the application and effect of United States federal, state, local and foreign tax laws.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Convertible Preferred Units (including components thereof), our convertible preferred stock, or our common stock that is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. A beneficial owner of Convertible Preferred Units (including components thereof), our convertible preferred stock, or our common stock that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.”

If a partnership (including an entity classified as a partnership for United States federal income tax purposes) beneficially owns Convertible Preferred Units (including components thereof), our convertible preferred stock, or our common stock, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of Convertible Preferred Units (including components thereof), our convertible preferred stock, or our common stock that is a partnership and partners in such partnership should consult their own tax advisors as to the tax consequences to them of acquiring, owning, and disposing of Convertible Preferred Units (including components thereof), our convertible preferred stock, and our common stock.

U.S. HOLDERS

This subsection describes certain United States federal income tax consequences for U.S. Holders.

Convertible Preferred Units

Allocation of Purchase Price. A U.S. Holder’s acquisition of a Convertible Preferred Unit will be treated as an acquisition of a unit consisting of two components: (i) a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note (for purposes of this discussion, we refer to this 10% ownership interest as a

“note”) and (ii) a purchase contract. The purchase price of each Convertible Preferred Unit will be allocated between the note and the purchase contract components in proportion to their respective fair market values at the time of purchase. This allocation will establish a U.S. Holder’s initial tax basis in the note and in the purchase contract. We will report the initial fair market value of each note as 100% of the purchase price paid for each Convertible Preferred Unit and the initial fair market value of each purchase contract as $0. This position will be binding upon holders (but not on the IRS) unless holders explicitly disclose a contrary position on a statement attached to their timely filed United States federal income tax returns for the taxable year in which a Convertible Preferred Unit is acquired. Thus, absent such disclosure, U.S. Holders should allocate the purchase price for a Convertible Preferred Unit in accordance with the foregoing. The remainder of this discussion assumes that the foregoing allocation of purchase price will be respected for United States federal income tax purposes.

Ownership of Notes, Treasury Securities, Cash Collateral or Applicable Ownership Interest in the Treasury Portfolio. U.S. Holders will be treated as owning the notes, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, for United States federal income tax purposes. We and, by virtue of their acquisition of Convertible Preferred Units, holders agree to treat the notes, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, as owned by the holders for United States federal income tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences to a U.S. Holder of owning the notes, Treasury securities or applicable ownership interest in the Treasury portfolio are discussed below (see “U.S. Holders — The Notes,” “U.S. Holders — Treasury Units and Treasury Securities,” “U.S. Holders — Treasury Portfolio” and “U.S. Holders — Remarketing of Notes”).

Sale, Exchange, or Other Taxable Disposition of Convertible Preferred Units. A U.S. Holder that sells, exchanges or otherwise disposes of Corporate Units, Treasury Units, or Cash Settled Units in a taxable disposition (a “disposition”), will be treated as having sold, exchanged or disposed of each component of such unit (i.e., the purchase contract and the note, Treasury securities, or cash, as the case may be, that constitute such Corporate Unit, Treasury Unit, or Cash Settled Unit, as applicable), and the proceeds realized on such disposition will be allocated between the components of such unit in proportion to their respective fair market values. As a result, a U.S. Holder generally will recognize gain or loss with respect to each component of a Corporate Unit, Treasury Unit, or Cash Settled Unit as applicable, equal to the difference between the portion of the proceeds allocable to a given component and such holder’s adjusted tax basis in such component, except to the extent such holder is treated as receiving an amount attributable to (a) accrued but unpaid contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income, or (b) accrued but unpaid stated interest, which amount is taxable as ordinary interest income to the extent not previously included in income. The rules governing the determination of the character of gain or loss on the disposition of the notes and Treasury securities are summarized under “U.S. Holders — Notes — Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Notes” and “U.S. Holders — Treasury Units and Treasury Securities — Sale, Exchange or Other Taxable Disposition of Treasury Securities” below.

If the disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit occurs when the purchase contract has a negative value, U.S. Holders should be considered to have received additional consideration for the note, the Treasury securities, or the cash collateral, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligations under the related purchase contract. Holders should consult their tax advisors regarding a disposition of Corporate Unit, Treasury Unit, or Cash Settled Unit at a time when the purchase contract has a negative value.

The Notes

The discussion in this section will apply to U.S. Holders if they hold notes or Corporate Units.

Classification of the Notes. In connection with the issuance of the notes, Skadden, Arps, Slate, Meagher & Flom LLP, our special counsel, will deliver an opinion that, under current law, and based on certain representations, facts, and assumptions set forth in such opinion, the notes will be classified as indebtedness for United States federal income tax purposes. We, and, by virtue of their acquisition of Convertible Preferred Units, holders, agree to treat the notes as our indebtedness for United States federal income tax purposes.

Interest Income and Original Issue Discount. The Company intends to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that are deemed to mature, solely for the purposes of the accrual of original issue discount (“OID”), on the date immediately preceding the purchase contract settlement date for an amount equal to 100% of their principal amount. Based on the above, interest payable on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with such holder’s method of accounting for tax purposes. However, there are no Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the United States federal income tax treatment of the notes is unclear. For example, it is possible that the notes could be treated as “contingent payment debt instruments.” In that case, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when payments are made that differ from the payments calculated based on the assumed yield. In addition, U.S. Holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is treated as issued with OID. The Company believes that the likelihood of exercising its option to defer payments of interest on the notes is remote within the meaning of those regulations. Based on the foregoing, the Company intends to take the position that the notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. Holder of notes should include in gross income such holder’s interest on the notes at the time it is paid or accrued, in accordance with such holder’s method of accounting for tax purposes.

Under the applicable Treasury regulations, if the option to defer any payment of interest were determined not to be “remote” at original issue, or if the Company exercises its option to defer any payment of interest, the notes would be treated as issued with OID at the time of issuance or at the time of such exercise, respectively. In such a case, each U.S. Holder would be required to include OID with respect to the notes in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such U.S. Holder’s method of tax accounting, and actual payments of stated interest on the notes in cash would not be required to be included in the U.S. Holder’s taxable income. If the Company exercises its option to defer any payment of interest, a U.S. Holder of notes would be required to currently include OID in gross income during a deferral period even though the Company would not make any actual cash payments with respect to the notes. The OID rules are complex. U.S. Holders should consult their tax advisors concerning the accrual of OID with respect to the notes if either (i) the option to defer any payment of interest were determined not to be “remote” at original issue or (ii) the Company exercises its option to defer any payment of interest.

No rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to those described in this prospectus supplement.

Tax Basis in Notes. A U.S. Holder’s initial tax basis in a note will equal the portion of the purchase price for the Convertible Preferred Unit allocated to the note as described above (see “U.S. Holders — Convertible Preferred Units — Allocation of Purchase Price” above).

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Notes. U.S. Holders will recognize gain or loss on the disposition of notes (including, upon a successful remarketing of the notes, notes of U.S.

Holders that participate in the remarketing) in an amount equal to the difference between the amount realized by such holder on the disposition of the notes and such holder’s adjusted tax basis in the notes. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if a U.S. Holder has held its notes for more than a year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treasury Units and Treasury Securities

The discussion in this section will apply to U.S. Holders who hold Treasury Units.

If a U.S. Holder creates a Treasury Unit by delivering cash to the collateral agent, the collateral agent generally will use that cash to purchase qualifying Treasury securities. On the maturity of any Treasury securities, the collateral agent generally will purchase replacement Treasury securities. It is expected, and the remainder of this discussion assumes (except as otherwise provided), that the Treasury securities that are components of Treasury Units will have an original term of one year or less and therefore will be treated as short-term obligations for United States federal income tax purposes. The United States federal income tax treatment of the ownership of a Treasury Unit is not entirely clear. It is possible that holders of Treasury Units could be required to recognize gain or loss whenever a holder of a Corporate Unit creates a Treasury Unit. U.S. Holders of Treasury Units should contact their tax advisors regarding the United States federal income tax consequences thereof, and the remainder of this discussion assumes that U.S. Holders would not be required to recognize gain or loss in such circumstances.

Income with respect to Treasury Securities. In general, a U.S. Holder of a Treasury Unit that is a cash-basis taxpayer will not be required to include its share of the excess of the amounts payable on the Treasury securities over the purchase price of the Treasury securities (“acquisition discount”) in income until the amounts are paid, unless the U.S. Holder elects to recognize the acquisition discount on a straight line or constant yield basis. A U.S. Holder of a Treasury Unit that is an accrual-basis taxpayer will be required to currently recognize its share of the acquisition discount on the Treasury securities as it accrues on a straight line basis or, upon election, on a constant yield basis.

Sale, Exchange, or Other Taxable Disposition of Treasury Securities. As discussed below, in the event that U.S. Holders recreate Corporate Units by delivering notes to the collateral agent, the holders will recognize gain or loss with respect to their share of the Treasury securities that the collateral agent disposes of for cash but generally will not recognize gain or loss upon the delivery of notes to the collateral agent. U.S. Holders will recognize gain or loss on a disposition of Treasury securities in an amount equal to the difference between the amount realized by holders on such disposition and their adjusted tax basis in the Treasury securities. Such gain or loss generally will be capital gain, except that gain (if any) recognized on the disposition of Treasury securities by a U.S. Holder that is a cash-basis taxpayer that does not elect to currently recognize acquisition discount on the Treasury securities will be treated as ordinary income to the extent of accrued acquisition discount on the Treasury securities. The deductibility of capital losses is subject to limitations.

U.S. Holders should consult their own tax advisors regarding their tax treatment in respect of Treasury securities and any elections with respect thereto.

Creating or Recreating Treasury Units

U.S. Holders of Corporate Units that deliver cash to the collateral agent in substitution for notes will not recognize gain or loss upon their delivery of such cash, their receipt of the notes or the collateral agent’s acquisition of Treasury securities. U.S. Holders will continue to take into account items of income or deduction otherwise includible or deductible by holders with respect to such notes, and their adjusted tax bases in the notes and the purchase contract will not be affected by such delivery and release.

Substitution of Notes to Recreate Corporate Units

U.S. Holders of Treasury Units that deliver notes to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such notes, but will recognize gain or loss with respect to their share of the Treasury securities that the collateral agent disposes of for cash, in the manner described above under “U.S. Holders — Treasury Units and Treasury Securities — Sale, Exchange or Other Taxable Disposition of Treasury Securities.” U.S. Holders will continue to take into account items of income or deduction otherwise includible or deductible by holders with respect to such notes, and their adjusted tax bases in the notes and the purchase contract will not be affected by such delivery and release.

Substitution of Cash to Create Cash Settled Units

U.S. Holders of Corporate Units that deliver cash to the collateral agent in substitution for notes will not recognize gain or loss upon their delivery of such cash or their receipt of the notes. U.S. Holders will continue to take into account items of income or deduction otherwise includible or deductible by holders with respect to the notes, and their adjusted tax bases in the notes and the purchase contract will not be affected by such delivery and release.

Remarketing of Notes

A successful remarketing will be a taxable event for U.S. Holders of notes (other than U.S. Holders of separate notes that elect not to participate in the remarketing) and will have the consequences described above under “U.S. Holders — The Notes — Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Notes.”

A U.S. Holder of separate notes that elects not to participate in a successful remarketing should not be treated as having sold, exchanged, or otherwise disposed of its notes in a taxable disposition. Accordingly, such holder’s basis in and holding period for the notes should be the same after the remarketing as they were before the remarketing.

Treasury Portfolio

Interest Income and Acquisition Discount. Following a successful optional remarketing (if any), if the Treasury portfolio contains interest-paying securities, a U.S. Holder would be required to recognize ordinary income to the extent of the U.S. Holder’s pro rata portion of the interest paid with respect to such Treasury securities. In addition, a U.S. Holder would be required to treat a pro rata portion of each Treasury security in the Treasury portfolio, if any, as a debt instrument that (i) was originally issued on the date the collateral agent acquired the relevant Treasury security and (ii) has acquisition discount equal to such U.S. Holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury security over such U.S. Holder’s pro rata portion of the purchase price of the Treasury security acquired on behalf of holders of Corporate Units. U.S. Holders would be required to treat their share of the acquisition discount on such Treasury securities in the manner described above under “U.S. Holders — Treasury Units and Treasury Securities — Income with respect to Treasury Securities.”

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio. A U.S. Holder’s initial tax basis in its applicable ownership interest in the Treasury portfolio would equal its proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. Holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio would be increased by the amount of acquisition discount included in gross income with respect thereto, and decreased by the amount of cash received with respect to acquisition discount in the Treasury portfolio. Upon the disposition or maturity of a U.S. Holder’s pro rata portion of the Treasury securities consisting of principal or interest strips in the Treasury portfolio, such U.S Holder would recognize gain or loss on the difference between the amount realized by such holder on the disposition and such holder’s adjusted tax basis in such Treasury securities. Such gain or loss generally would be capital gain or loss, except to the extent (a) attributable to accrued but unpaid interest, which would be taxable as ordinary interest income to the extent not previously included in income and (b) of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to holders. In addition, if we exercise our right to defer contract adjustment payments, U.S. Holders may be required to continue to currently recognize income for United States federal income tax purposes in respect of such deferred contract adjustment payments, in advance of the receipt of any corresponding cash payments.

Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any.

The treatment of contract adjustment payments could affect a U.S. Holder’s adjusted tax basis in a purchase contract or our convertible preferred stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit, or the termination of a purchase contract. In particular, any contract adjustment payments (i) that have been included in holders’ income, but that have not been paid to them, should increase their adjusted tax basis in the purchase contract or our convertible preferred stock received under the purchase contract and (ii) that have been paid to holders, but that have not been included in their income, should either reduce their adjusted tax basis in the purchase contract or our convertible preferred stock received under the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. See “U.S. Holders — Purchase Contracts — Acquisition of Our Convertible Preferred Stock Under a Purchase Contract,” “U.S. Holders — Purchase Contract — Termination of a Purchase Contract” and “U.S. Holders — Convertible Preferred Units — Sale, Exchange or Other Taxable Disposition of Convertible Preferred Units.”

Acquisition of Our Convertible Preferred Stock under a Purchase Contract. U.S. Holders generally will not recognize gain or loss on the purchase of our convertible preferred stock under a purchase contract, except with respect to any cash paid to holders in lieu of a fractional share of our convertible preferred stock. U.S. Holders’ aggregate initial tax basis in our convertible preferred stock received under a purchase contract generally should equal the purchase price paid for such convertible preferred stock, plus the properly allocable portion of their adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our convertible preferred stock received under a purchase contract will commence on the day following the acquisition of such convertible preferred stock.

Early Settlement of Purchase Contract. U.S. Holders will not recognize gain or loss on the receipt of their proportionate share of notes or Treasury securities upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such notes or Treasury securities as before such early settlement.

Termination of Purchase Contract. If a purchase contract terminates, U.S. Holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such holder’s proportionate share of the notes or Treasury securities upon termination of the purchase contract and will have the same adjusted tax basis in such notes or Treasury securities as before such distribution.

Convertible Preferred Stock

Ownership of Our Convertible Preferred Stock Acquired under the Purchase Contract. Any distribution on our convertible preferred stock generally will be treated as a dividend to a U.S. Holder of our convertible preferred stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in the convertible preferred stock, and thereafter as gain from the sale or exchange of that stock. Corporate holders generally will be entitled to claim the dividends received deduction with respect to dividends paid on our convertible preferred stock, subject to applicable restrictions.

Constructive Distributions. The conversion rate of the convertible preferred stock will be adjusted in certain circumstances. Under section 305(c) of the Internal Revenue Code of 1986, as amended (the “Code”), adjustments (or the absence of adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution. Accordingly, if at any time we make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the convertible preferred stock, the conversion rate of the convertible preferred stock is increased, such increase may be deemed to be the payment of a taxable dividend to U.S. Holders of the convertible preferred stock. For example, an increase in the conversion rate in the event of our distribution of our debt instruments or our assets generally will result in deemed dividend treatment to holders of the convertible preferred stock, but an increase in the event of a dividend of our common stock or a distribution of rights to subscribe for our common stock generally will not. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules described in the preceding paragraph. Holders are urged to consult their tax advisors concerning the tax treatment of such constructive dividends.

Sale, Exchange, or Other Taxable Disposition of Convertible Preferred Stock. Upon a sale, exchange, redemption (except as discussed below), or other taxable disposition of our convertible preferred stock, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by the holders on such disposition and their adjusted tax basis in such convertible preferred stock. Such gain or loss generally will be long-term capital gain or loss if the holder’s holding period in respect of such convertible preferred stock is more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 302 of the Code, a redemption of our convertible preferred stock will be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend,” (ii) is “substantially disproportionate” with respect to the holder being redeemed, or (iii) completely terminates the holder’s interest in the company. In determining whether any of these tests have been satisfied, a holder generally must take into account stock actually owned as well as stock constructively owned within the meaning of Section 318 of the Code. The determination whether any of the foregoing tests is satisfied depends on a holder’s particular facts and circumstances as of the time of the determination. U.S. Holders should consult their tax advisors regarding the proper treatment of a redemption of our convertible preferred stock.

Conversion of the Convertible Preferred Stock into Common Stock. If a U.S. Holder receives only common stock upon a conversion of our convertible preferred stock (other than cash with respect to fractional shares), the U.S. Holder generally will not recognize gain or loss upon the conversion, except with respect to any cash received in lieu of a fractional share. The U.S. Holder’s tax basis in the common stock received in such a conversion will be the same as the holder’s adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and a U.S. Holder’s holding period for such common stock will include the holder’s holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the convertible preferred stock that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of the Convertible Preferred Stock into Cash and Common Stock. If a U.S. Holder receives cash and common stock upon a conversion of our convertible preferred stock, the conversion should be treated as a recapitalization and, unless otherwise indicated, the following discussion assumes such treatment. A U.S. Holder will recognize gain (but not loss) on the conversion in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and the fair market value of the common stock received (other than cash in lieu of a fractional share) over the holder’s adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and (ii) the amount of cash received. Accordingly, a U.S. Holder’s tax basis in the common stock received in such a conversion will be the same as the holder’s adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share), and a holder’s holding period for such common stock will include the holder’s holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the note that is allocable to the fractional share. Any gain or loss recognized on conversion generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held for more than one year. If the conversion is not treated as a recapitalization, a U.S. Holder may recognize an amount of gain that is different than the amount described above. U.S. Holders should consult their tax advisors regarding the proper treatment of a conversion of convertible preferred stock into cash and our common stock.

Conversion of the Convertible Preferred Stock into Cash. If a U.S. Holder receives only cash in respect of convertible preferred stock surrendered for conversion, such holder generally will be treated as having disposed of such convertible preferred stock and will recognize gain or loss on such disposition (subject to the rules regarding redemptions) as described above under “U.S. Holders — Convertible Preferred Stock — Sale, Exchange, or Other Taxable Disposition of Convertible Preferred Stock.”

Common Stock

Distributions on Common Stock. If we make distributions with respect to common stock received by a holder upon conversion of our convertible preferred stock, the distributions generally will be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Corporate holders generally will be entitled to claim the dividends received deduction with respect to dividends paid on our common stock, subject to applicable restrictions.

Sale or Other Taxable Disposition of Common Stock. Upon the sale or other taxable disposition of common stock received by a holder upon conversion of our convertible preferred stock, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the holder’s holding period in respect of such common stock is more than one year. Long- term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Unless U.S. Holders are exempt recipients, such as corporations, interest, OID, acquisition discount, contract adjustment payments, and dividends (including constructive dividends) received on, and proceeds received from the disposition of, our Convertible Preferred Units (or any component thereof), our convertible preferred stock or our common stock generally will be subject to information reporting, and may be subject to backup withholding, if U.S. Holders fail to provide accurate taxpayer identification numbers or otherwise fail to comply with applicable United States information reporting or certification requirements. Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a credit against holders’ United States federal income tax liability, provided the required information is timely furnished to the IRS.

NON-U.S. HOLDERS

This subsection describes certain United States federal income tax consequences for Non-U.S. Holders.

United States Federal Withholding Tax

United States federal withholding tax will not apply to any payment to a Non-U.S. Holder of principal or interest (including OID and acquisition discount) on the notes or the Treasury securities provided that:

•

in the case of the notes, the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	in the case of the notes, the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

•

(a) the Non-U.S. Holder provides its name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a U.S. person, or (b) the Non-U.S. Holder holds its notes and Treasury securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

In general, United States federal withholding tax at a rate of 30% will apply to the dividends, if any (and generally any constructive dividends resulting from certain adjustments or failures to make adjustments as described under “U.S. Holders — Convertible Preferred Stock — Constructive Distributions”), shares of convertible preferred stock acquired under a purchase contract or common stock received upon a conversion of the convertible preferred stock. If we determine that such an adjustment (or failure to make an adjustment) results in a constructive dividend to a Non-U.S. Holder, we generally intend to withhold at a rate of 30% with respect to the constructive dividend and we may withhold on amounts, such as interest or contract adjustment payments, that would otherwise be payable to the Non-U.S. Holder in order to pay that withholding tax.

We intend to withhold at a rate of 30% on any contract adjustment payments made with respect to a purchase contract. Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, and whether they may be entitled to a refund or credit from the IRS with respect to amounts withheld with respect to contract adjustment payments.

If a tax treaty applies, a Non-U.S. Holder may be eligible for a reduced rate or elimination of withholding with respect to actual or constructive dividends, if any, and contract adjustment payments. In addition, actual or constructive dividends and contract adjustment payments that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States generally are not subject to the United States federal withholding tax, but instead generally are subject to United States federal income tax, as described below. In order to claim any reduction in or exemption from the 30% withholding tax, a Non-U.S. Holder is required to provide a properly executed IRS Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). Except as set forth below under “Non-U.S. Holders — Additional Withholding Requirements,” United States federal withholding tax will not in general apply to any gain or income realized by a Non-U.S. Holder on the sale, exchange, or other disposition of the Convertible Preferred Units, purchase contracts, notes, Treasury securities, convertible preferred stock acquired under the purchase contracts, or common stock received upon a conversion of the convertible preferred stock acquired under the purchase contracts, except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid stated interest, which amounts may be subject to withholding as discussed above in this section.

United States Federal Income Tax

Any gain or income realized on the disposition by a Non-U.S. Holder of a Convertible Preferred Unit (including components thereof), convertible preferred stock acquired under the purchase contract, or common stock received upon a conversion of the convertible preferred stock generally will not be subject to United States federal income tax (except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid stated interest, which amounts may be subject to withholding tax as discussed above under “Non-U.S. Holders — United States Federal Withholding Tax”) unless:

•

such gain or income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the Non-U.S. Holder, by virtue of holding a purchase contract, convertible preferred stock, or common stock, is considered to own a U.S. real property interest and does not meet the criteria for exemption from United States federal income tax.

Purchase contracts and shares of our convertible preferred stock and common stock generally will be treated as U.S. real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for United States federal income tax purposes. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty so provides, such holder maintains a permanent establishment within the United States), and any income or gain recognized on a Convertible Preferred Unit (including components thereof), convertible preferred stock acquired under the purchase contract, or common stock is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, is attributable to such permanent establishment), such Non-U.S. Holder will be subject to United States federal income tax (but not withholding tax) on such income or gain on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, in certain circumstances, if a Non-U.S. Holder is a foreign corporation it may be subject to a branch profits tax at a rate of 30% (or such lower rate as an applicable tax treaty may provide).

Information Reporting and Backup Withholding

Payments of interest, OID, acquisition discount, or dividends (including constructive dividends) with respect to, or the proceeds from the sale or other disposition of, the Convertible Preferred Units (or any component thereof) or shares of our convertible preferred stock or our common stock generally will be subject to information reporting and United States federal backup withholding at the rate then in effect if a Non-U.S. Holder receiving such payment fails to comply with applicable United States information reporting or certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under recently enacted legislation, a relevant withholding agent may be required to withhold 30% of any dividends (including constructive dividends) and the proceeds of a sale of our convertible preferred stock or our common stock paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (the “Representatives”) are acting as joint book-running managers of this offering, and are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of Convertible Preferred Units set forth opposite the underwriter’s name.

Underwriter	Number of Convertible Preferred Units
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC

Total	5,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Convertible Preferred Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Convertible Preferred Units (other than those covered by the option to purchase additional Convertible Preferred Units described below) if they purchase any of the Convertible Preferred Units.

If the underwriters sell more Convertible Preferred Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 825,000 Convertible Preferred Units from us to cover such sales. They may purchase those additional Convertible Preferred Units within a 12-day period beginning on the date of this prospectus supplement. If any Convertible Preferred Units are purchased pursuant to this option, the underwriters will severally purchase Convertible Preferred Units in approximately the same proportion as set forth above.

Convertible Preferred Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Convertible Preferred Units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $             per Convertible Preferred Unit. If all the Convertible Preferred Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

Prior to this offering, there has been no public market for the Convertible Preferred Units. We have been advised by the underwriters that the underwriters intend to make a market in the Convertible Preferred Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Convertible Preferred Units.

We, one director and certain of our executive officers have agreed that, for a period of 60 calendar days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such director or executive officer or any affiliate thereof or any person in privity with such director or executive officer or any affiliate thereof), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The foregoing sentence shall not apply to (i) transactions by the director or each of the executive officers involving the disposition of not more than 100,000 shares of capital stock; (ii) transactions by the director or each of the executive officers relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering; (iii) transfers by the director or such executive officers of shares of our common stock or common stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the director or executive officer and their immediate family members, provided that (a) each transferee that is not a not-for-profit or religious organization agrees to be similarly restricted for the 60 day period and (b) no party, including the director or executive officer, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act, in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the restricted period referred to in the foregoing sentence); (iv) transactions by the director or such executive officers, pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence as of the date of this prospectus supplement; (v) the creation of a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided that no transactions are made pursuant to such plan until the expiration of the restricted period referred to in the foregoing sentence; or (vi) the exercise by the director or such executive officers of options to purchase shares of common stock pursuant to the surrender of options to purchase shares of our common stock or sale of shares of our common stock to satisfy the applicable aggregate exercise price (and applicable withholding taxes, if applicable) required to be paid upon such exercise. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Convertible Preferred Units.

Paid by Stanley Black & Decker Inc.
	No exercise	Full Exercise
Per Convertible Preferred Unit	$	$
Total	$	$

In connection with this offering, the underwriters may purchase and sell the Convertible Preferred Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Convertible Preferred Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Convertible Preferred Units represented by the underwriters’ option to purchase additional Convertible Preferred Units. In determining the source of Convertible Preferred Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Convertible Preferred Units available for purchase in the open market as compared to the price at which they may purchase Convertible Preferred Units through the option to purchase additional Convertible Preferred Units. Transactions to close out the covered syndicate short involve either purchases of Convertible Preferred Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Convertible Preferred Units. The underwriters may also make “naked” short sales of Convertible Preferred Units in excess of the option to purchase additional Convertible Preferred Units. The underwriters must close out any naked short position by purchasing Convertible Preferred Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Convertible Preferred Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Convertible Preferred Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase Convertible Preferred Units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Convertible Preferred Units or our common stock. They may also cause the price of the Convertible Preferred Units or our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Capped Call Transactions

We expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties,” concurrently with the issuance of the Convertible Preferred Units. The capped call transactions may offset potential dilution upon conversion of the convertible preferred stock. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions.

In connection with establishing its initial hedge of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock in secondary market transactions concurrently with or shortly after the pricing of the Convertible Preferred Units. These activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or Convertible Preferred Units concurrently with or shortly after the pricing of the Convertible Preferred Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions while the Convertible Preferred Units are outstanding. The effect, if any, of these transactions and activities on the market price of our common stock, our convertible preferred stock or the Convertible Preferred Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, the convertible preferred stock and the Convertible Preferred Units, and as a result, the amount of cash and/or number of shares of our common stock, if any, as well as the value of such shares of our common stock you may receive upon conversion of the convertible preferred stock. See “Description of the Capped Call Transactions” and “Risk Factors — Risks Related to the Convertible Preferred Stock — The capped call transactions may affect the value of the Convertible Preferred Units, the convertible preferred stock and our common stock.”

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $400,000.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the notes.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, affiliates of the underwriters act as administrative agent, syndication agent and lenders under our revolving credit facility.

If we enter into capped call transactions with affiliates of the book-running managers, affiliates of the book-running managers may receive more than 5% of the net proceeds of the offering. In case this occurs, the offering will be conducted in accordance with NASD Rule 2720(a)(1).

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Convertible Preferred Units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Convertible Preferred Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Convertible Preferred Units to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Convertible Preferred Units to the public” in relation to any Convertible Preferred Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Convertible Preferred Units to be offered so as to enable an investor to decide to purchase or subscribe the Convertible Preferred Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Convertible Preferred Units in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Convertible Preferred Units in, from or otherwise involving the United Kingdom.

Switzerland

The Convertible Preferred Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Convertible Preferred Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer, or the Convertible Preferred Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Convertible Preferred Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Convertible Preferred Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Convertible Preferred Units.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The Convertible Preferred Units may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Convertible Preferred Units offered should conduct their own due diligence on the Convertible Preferred Units. If you do not understand the contents of this Convertible Preferred Units you should consult an authorized financial advisor.

LEGAL MATTERS

Donald J. Riccitelli, Corporate Counsel of Stanley Black & Decker, Inc. and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York are representing us in connection with this offering. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (formerly The Stanley Works) (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended January 2, 2010 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of January 2, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The Black & Decker Corporation and subsidiaries (“Black & Decker”), appearing in the Company’s Current Report on Form 8-K dated March 12, 2010, and the financial statement schedules appearing in Black & Decker’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing in the Company’s Form 8-K dated March 12, 2010, and the effectiveness of Black & Decker’s internal control over financial reporting as of December 31, 2009 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, appearing in Black & Decker’s Annual Report (Form 10-K) for the year ended December 31, 2009 and incorporated by reference in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 2, 2010. Both reports have been incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The debt securities we offer may be guaranteed by our subsidiary, The Black & Decker Corporation, or other subsidiaries identified in one or more supplements to the prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “ Risk Factors” on page 6 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In the case of debt securities, the prospectus supplement may identify one or more subsidiaries providing a guarantee on our obligations under the debt securities. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our web site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2010;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 from our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended April 3, 2010 and July 3, 2010;

•	Current Reports on Form 8-K filed March 11, 2010, March 12, 2010 (2 separate reports filed on this date), April 13, 2010, May 20, 2010, May 28, 2010 (8-K/A), July 21, 2010 (8-K/A), and July 29, 2010;

•

The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description;

•

The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such description; and

•	Our definitive proxy statement filed with the SEC on February 2, 2010.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

•

the risk that the cost savings and other synergies anticipated to be realized from our combination with The Black & Decker Corporation (the “merger”) (as well as future acquisitions) may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting associated costs;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•	inability to minimize costs associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build a growth platform and market leadership in Convergent Securities Solutions;

•	inability to manage existing Sonitrol franchisee and Mac Tools distributor relationships;

•	failure of our efforts to expand our tools and security businesses;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant volumes of sales from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•	risks arising out of changes in environmental laws, including laws that may affect the content or production of our products;

•

the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling continue to deteriorate;

•

the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

•

inability to mitigate cost increases (such as customer price increases) generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. (formerly known as The Stanley Works) was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global supplier of hand tools, power tools and related accessories, engineered fastening systems, mechanical access solutions and electronic security solutions.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

On March 12, 2010, we completed our combination with The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). Black & Decker, now our wholly owned subsidiary, is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems. With products and services marketed in over 100 countries, Black & Decker enjoys worldwide recognition of its strong brand names and a superior reputation for quality, design, innovation and value.

ABOUT THE GUARANTORS

The guarantors of the debt securities may include Black & Decker, which is a direct subsidiary of Stanley Black & Decker, Inc. If so provided in a prospectus supplement, the guarantor will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to the terms described in such prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and fixed charges. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

	For the Fiscal Year
	Six Months Ended July 3, 2010 (b)	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	(a)	5.0X	3.9X	5.2X	5.5X	8.4X

(a)	Earnings for the six months ended July 3, 2010 were inadequate to cover fixed charges. Additional earnings of $93 million for the six months ended July 3, 2010 would have been necessary to bring the respective ratio to 1.0.
(b)	As reported in Item 2—Managements Discussion and Analysis of Financial Condition and Results of Operations of Company’s Form 10-Q for the quarterly period ended July 3, 2010, the Company reported $442 million in pre-tax “merger-related” charges for the six months ended July 3, 2010 related to the March 12, 2010 merger with Black & Decker. Excluding these charges, the Ratio of Earnings to Fixed Charges for the Six Months Ended July 3, 2010 would be 7.5X.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, guarantees of debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC and are incorporated by reference in the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•

the title of debt securities, whether they are subordinated debt securities or senior debt securities and whether any of our subsidiaries will provide a guarantee of our obligations under the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Limitation on Liens

The Senior Indenture provides that if we or any Restricted Subsidiary (as described below) shall issue, assume or guarantee any evidence of indebtedness for money borrowed (“Indebtedness”) secured by a mortgage, security interest, pledge or lien (“Mortgage”) on any Principal Property (as described below), or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the “Senior Securities”) equally and ratably with such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as described below) outstanding pursuant to the first paragraph of the “Limitation on Sale and Lease-back Transactions” covenant described below, would not exceed 10% of Consolidated Net Worth. The Subordinated Indenture does not contain a similar limitation on liens.

Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction.

Limitation on Sale and Lease-back Transactions

The Senior Indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the “Limitation on Liens” covenant described above, would not exceed 10% of Consolidated Net Worth (as described below).

Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser’s commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in “Limitation on Liens,” above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior Indenture or the Subordinated Indenture and the performance and observance of the Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Indenture.

Definition of Certain Terms

“Restricted Subsidiary” means a Subsidiary (as described below) (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

“Principal Property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries.

A “Subsidiary” is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•

involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•

reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities in Section 15.4 of the Indentures,

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the Indentures, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JP Morgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act, or CBCA, our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, and to the terms of the restated certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

Your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, dated January 19, 2006, which is referred to herein as the Rights Agreement. Provisions of the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors will be classified with approximately one-third elected each year. The number of directors will be fixed by the board of directors from time to time. The directors elected by the holders of common stock are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the shareholders or by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors elected by the holders of common stock may be removed only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board,

•	the president,

•	the secretary, or

•	the chairman of the board, the president or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Rights Agreement

On January 19, 2006, our board of directors declared a dividend distribution of one right for each share of our common stock outstanding on the close of business on March 10, 2006 and authorized the issuance of one right (as such number may be adjusted from time to time in accordance with the terms of the Rights Agreement) per share of our common stock issued between March 10, 2006 and the Distribution Date. Each outstanding share of common stock currently has one half of a share purchase right. Each purchase right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The rights, which do not have voting rights, expire on March 10, 2016, and may be redeemed by us at a price of $0.01 per right at any time prior to the earlier of the rights’ expiration date or the close of business on the tenth day following the public announcement that a person has acquired beneficial ownership of 15% or more of the outstanding shares of common stock.

In the event that we are acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right (other than a holder who is a 10%-or-more shareowner) shall have the right to receive, upon exercise thereof, that number of shares of common stock of the surviving company having a market value equal to two times the exercise price of the right. Similarly, if anyone becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of common stock which the independent directors have deemed to be fair and in our best interest), provision will be made so that each holder of a right (other than a holder who is a 10%-or-more shareowner) shall thereafter have the right to receive, upon exercise thereof, common stock (or, in certain circumstances, cash, property or our other securities) having a market value equal to two times the exercise price of the right.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(d) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing.

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Miles & Stockbridge P.C, Baltimore, Maryland, and Bruce H. Beatt, our general counsel. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Mr. Beatt beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (formerly The Stanley Works) (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended January 2, 2010 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of January 2, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The Black & Decker Corporation and subsidiaries (“Black & Decker”), appearing in the Company’s Current Report on Form 8-K dated March 12, 2010, and the financial statement schedules appearing in Black & Decker’s Annual Report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, appearing in the Company’s Form 8-K dated March 12, 2010, and the effectiveness of Black & Decker’s internal control over financial reporting as of December 31, 2009 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, appearing in Black & Decker’s Annual Report (Form 10-K) for the year ended December 31, 2009 and incorporated by reference in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 2, 2010. Both reports have been incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5,500,000 Convertible Preferred Units

(Initially Consisting of 5,500,000 Corporate Units )

Stanley Black & Decker, Inc.

Convertible Preferred Units

PROSPECTUS SUPPLEMENT

November      , 2010

Joint Book-Running Managers

BofA Merrill Lynch	Citi	J.P. Morgan	Morgan Stanley
Structuring Agent